EXHIBIT 10.33

***           Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.  A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Contract Statement of Work
For
Comverge

FINAL VERSION

Maryland Residential Direct Load Control

January 21, 2009

Comverge Scope of Work Final Version 012109 .doc

REDACTED AGREEMENT

PHI Service CompanyCONFIDENTIAL

1 Index	1
2 General Information	3
2.1 Confidentiality	3
2.2 PHI Program Intent and Objectives per RFP	3
2.3 Terms and Conditions	4
2.4 Contract Term	4
2.4.1 Contract Extensions	4
2.5 Supplier Diversity	4
2.6 Basis of Contract	4
2.7 PHI Background	5
2.8 DLC Program Background	5
2.9 Maryland Residential DLC Program Description	6
2.10 Scalability	7
2.11 Location of Contractor’s Facilities	8
3 PHI Roles & Responsibilities	9
4 Comverge Roles & Responsibilities	11
4.1 Comverge Project Organization & Staffing	12
4.2 Project Management	12
4.3 Project Scheduling Methodology	13
5 DLC Contract Scope of Activities	15
5.1 Customer Enrollment	16
5.2 Customer Support	17
5.2.1 General Requirements	17
5.2.2 Call Center Operations	18
5.2.3 Call Center Hours	19
5.2.4 Field Support of Customers	19
5.3 Customer Education	20
5.4 Customer Retention & Replacement	20
5.5 DLC Communications Solutions	20
5.6 DLC Device Solutions	22
5.7 End Use Controls Design & Functionality	23
5.8 End Use Controls Installation and Asset Management	25
5.8.1 Installation	25
5.8.2 Asset Management	26
5.9 Customer Billing	27
5.10 System Interfaces	27
5.11 Safety	30
5.12 System Maintenance and Ongoing Support	31
5.13 PHI Personnel Training	31
5.14 System Operations	32
6 IT Standards and Security Requirements	35
6.1 Data and Information Technology Security	35
6.1.1 Data Exchange Security Requirements	35
6.1.2 Handheld Security Requirements	36
6.1.3 Customer Service Center (CSC) Security Requirements	36
6.1.4 Website Security Requirements	37
7 Program Equipment Validation and Commissioning	39
7.1 Overall System Roll-Out	39
7.2 Equipment Validation	40
7.3 Field Acceptance Testing	41
8 Operational Performance Measures, Monitoring & Auditing	43
8.1 Program Management Status and Statistical Reporting	43
8.2 Data Exchange Transaction Performance Service Levels	44
8.2.1 Severity Levels	44
8.2.2 Designated Responsible Parties & Contact Information Updates	44
8.2.3 Required Remedial Actions	45
8.3 Customer Satisfaction / Surveys	46
8.4 Audits	46
9 Pricing	47
10 Appendix	49
10.1 PHI Standard Terms and Conditions	50
10.2 Signature Document	86
10.3 Pricing	87

REDACTED AGREEMENT

PHI Service CompanyCONFIDENTIAL

2	General Information

2.1	Confidentiality

The contents of this Statement of Work (“SOW”) are considered confidential information and should be treated as such.

Comverge agrees not to use or disclose to others, and to regard and preserve as confidential, all information obtained by it in connection with or resulting from its work with Pepco Holdings, Inc., through its service company subsidiary, PHI Service Company (“PHI”), unless and only to the extent it has received the prior written consent of PHI to do otherwise.  Comverge shall keep strictly confidential the substance of its discussions and conversations with, and its advice to, PHI personnel relating to the contractual agreement, except that such confidentiality obligation shall not apply to any information that:

(a)	is generally available to the public;

(b)	becomes public information other than by an unauthorized act or omission by Comverge or any subcontractor, agent or representative of Comverge;

(c)	as shown by written records, was known to Comverge prior to the receipt of such information from PHI; or

(d)	is received by Comverge from third parties who were entitled to receive and transfer such information without obligations of confidentiality to PHI.

Upon expiration or earlier termination of the contractual agreement, Comverge agrees, if requested by PHI, to return or destroy, or cause to be returned or destroyed all information received from PHI that is confidential or proprietary in nature, or impacts upon any trade secrets of PHI, including documents that incorporate all or part of any such information, without retaining any copy or part thereof.  Comverge shall inform its potential subcontractors and employees, if any, of their obligation to abide by the terms of this Section.

The provisions of this Section shall survive the termination of a future agreement. Also, PHI agrees to honor the same rights to Comverge for software and other information submitted for review and implementation as applicable.

2.2	PHI Program Intent and Objectives per RFP

Comverge submitted a bid to:
•	Manage a comprehensive Direct Load Control (“DLC”) Program, including the deployment, installation and maintenance of load control devices.
•	Provide selected technology solutions.
•	Provide many of the functions required to successfully implement the program.
•	Provide these services & products in our Maryland territories, with the possibility of expansion to other territories.
o	No representation that the contractor would definitely have the business associated with other territories.
o	All bidders were asked to indicate their costs if the program covered by RFP were either expanded or contracted.

2.3	Terms and Conditions

This SOW shall be governed by the PHI Standard Terms and Conditions Agreement (“Terms and Conditions”) supplied in the Appendix.

2.4	Contract Term

Nominal five year contract, with the first year including mobilization.

PHI has the right to review performance and alter the scope of this contract, *** Comverge will assist in training *** for the ***

PHI installation program is projected to be complete before or during 2013; and after the build out is complete, contractor may be retained for ongoing equipment maintenance, at PHI’s option.

2.4.1	Contract Extensions

The PHI DLC installation program is projected to be complete before or during 2013.  Once build out is complete, the contractor may be retained for ongoing equipment maintenance, at PHI’s option.  In the event that the project development plan is delayed, deferred, or extended in duration, PHI may choose to extend the contract term for up to *** for any single contract extension.

2.5	Supplier Diversity

PHI’s Supplier Diversity Policy:

"It is the policy of Pepco Holdings, Inc., and its affiliates (collectively, ‘PHI’ or the ‘Company’) to maximize contracting opportunities for small, minority and protected class businesses, with specific interest in maximizing diverse contracting opportunities within PHI's service territories.”

Protected class businesses include those owned and operated by women, veterans, service-disabled veterans and those operating in historically underutilized business zones (“HUBZones”).  Comverge will discuss how it intends to meet PHI’s Supplier Diversity Policy and provide opportunities for local minority businesses through the proposed comprehensive solution.

Comverge will support MBE/WBE organizations and use local minority and woman-owned businesses as contractors in its outsourced programs in those jurisdictions in which equipment is being installed.  Comverge will allow for local minority contractors to assist wherever possible. Comverge will report to PHI, on request, the amount of work performed by minority contractors at any given point of the deployment.

2.6	Basis of Contract

Proposals were evaluated for consideration of award based upon the following criteria:

•	Technical approach of satisfying the overall objectives of the proposal requirements

•	Business approach of satisfying the overall objectives of the proposal requirements

•	Overall responsiveness to, and provision of a response to, each individual point of the RFP

•	Ability to provide a comprehensive solution that satisfied PHI’s

o	regulatory and resource constraints
o	branding and customer care concerns
o	need to bridge the transition in grid technology from current systems to the AMI system under development, and
o	need for some flexibility in program scope, program pace, and level of participation by PHI over time

•	Total Cost to PHI during the period of performance

•	Scalability

•	Applicability of Systems to Support other DSM Programs

•	Compatibility with Planned AMI Deployment

The DLC equipment and technology selected will be installed in parallel with AMI deployment, with the expressed intent to integrate the technologies from both programs.

2.7	PHI Background

PHI Service Company issued this Statement of Work and will own the data, systems and equipment provided; although the company’s affiliated electric distribution companies may own portions of solution directly.

2.8	DLC Program Background

This Statement of Work is being issued by Pepco Holdings, Inc. (PHI) for equipment, software, and services to implement a DLC program. The DLC program will support PHI’s broad transformational program entitled “Blueprint for the Future” and will help to achieve the State of Maryland Governor’s energy reduction program titled “EmPOWER. Maryland”

PHI filed its proposed “Blueprint for the Future” Programs in Maryland, Delaware, the District of Columbia and New Jersey. A core component of the Blueprint strategy is Demand Side Management programs which empower customers to manage their energy usage and costs while protecting the environment.

On October 27, 2007, Pepco and Delmarva Power filed various initiatives designed to support the Maryland Governor’s EmPOWER Maryland goals to reduce energy consumption and peak demand by 15% in 2015. This filing included a residential DLC Program using advanced technology for indoor smart thermostats and outdoor cycling switches that will be controlled remotely to reduce demand. Pepco and Delmarva filed a revised DLC program on February 15, 2008 which was approved by the Maryland Public Service Commission (“MD PSC”) in Case No. 9111, with some requested revisions on April 18, 2008.

As part of the Blueprint for the Future, PHI is planning to deploy Smart Grid applications and devices across the PHI electric grid over the next several years. By “smart,” this means that the grid will have:

•	two-way communication between home meters and the utility

•	advanced sensors throughout the grid to allow improved reliability

•	the ability to reconfigure itself, improved efficiency and security

•	an overall expansion in the volume and usefulness of information flowing both to customers and the utility

•	an advanced analytical platform for better situational awareness

And PHI will ultimately be building on all of these capabilities to provide real-time optimization of the distribution network.  These initiatives include Advanced Metering Infrastructure (AMI) and Demand Side Management (DSM) for system-wide deployment.  The AMI initiative is a long-term effort and is currently in the early stages of planning and design.

The AMI initiative in Pepco and Delmarva Power service territories will be in deployment or installation phases during the build-out of the DLC.  The AMI capability is targeted to become partially operational in 2011.  Once the AMI system is available, PHI intends to convert all DLC devices provided under this Contract Statement of Work to operate on the AMI platform.

2.9	Maryland Residential DLC Program Description

The proposed residential DLC program is being pursued in response to a specific regulatory Order issued by the Maryland Public Service Commission in April 2008.

The devices will have the capability of cycling the central air conditioning / heat pump system compressor, and customers will be able to choose from three  cycling strategies, each of which has a different incentive payment (i.e. up front bill credit as well as annual bill credits).  At this time, no other household energy usages are planned to be cycled (e.g., window air conditioning units, pool heaters, hot water heaters), but the possibility of program expansion remains open.

•	50% - Compressor cycled off 15 minutes of each half hour
•	75% - Compressor cycled off 22.5 minutes of each half hour
•	100% - Compressor cycled off 30 minutes of each half hour

The following table shows the program ***

	Devices Installed ***	Devices Installed ***	Devices Installed ***	Devices Installed ***	Devices Installed ***	Total Devices Installed
Pepco	***	***	***	***		167,660

Delmarva Power	***	***	***	***	***	54,540
Total Devices	***	***	***	***	***	222,200

Table 5.0:  Program Installation Targets

The following chart displays the cumulative program installation targets by company and year.

Figure 5.0:  DLC Cumulative Program Installation Targets

Participation in the DLC program is voluntary.  Customers are allowed to select either a smart thermostat or an outside cycling switch device that is connected to an air conditioner.  Total residential participation rates are expected to be 28% for Delmarva and 33% for Pepco based upon historical information from other energy management programs.  PHI anticipates 70% of participants will elect the smart thermostat and 30% will elect the outside switches.  Additionally, approximately *** of participants are assumed to have more than one central air conditioner (multi-zone HVAC, or multiple residential structures served on a single account).

Both Pepco and Delmarva Power have operated DLC programs in the past. The Pepco DLC program, which was referred to as “Kilowatchers”, was decommissioned in 2004. Delmarva Power still operates a DLC program under the name of “Energy for Tomorrow.”

PHI desires to role this program out aggressively with installations beginning in the first quarter of 2009. While the targets are considered the minimum to be achieved, a greater market penetration is encouraged.

2.10	Scalability

It was anticipated in the RFP that the relationship with PHI Service Company created with this project may evolve into an expanded relationship for similar work.  Other PHI DLC projects may occur in portions of Washington, DC, Delaware, and New Jersey.

Although installation targets have been established by regulatory order, those installation targets are subject to change by regulatory order at any time, and may result in higher or lower total numbers of installations to be performed by the contractor.  Comverge addressed their flexibility to absorb expansions or contractions in the workload, and has identified volume break points at which component production rates and/or personnel travel time and/or availability of fully qualified personnel and/or operating facility capacity affect prices.

Comverge stated that they will utilize members of their other teams, other contractors, as well as staffing agencies if needed to help PHI reach the desired numbers. Their staff could be trained and supervised by flying in national staff that could help provide oversight and training.  While this provides immediate relief, over time, the staff can then be augmented from local sources.

2.11	Location of Contractor’s Facilities

This project will involve field operations in areas on both sides of the Chesapeake Bay.  Access to transportation routes across the Bay can be poor at times, particularly in the warmer months of the year, but PHI expects customer response and success at honoring appointments at customer locations to be relatively consistent year-round.  The RFP notified bidders to anticipate access problems in establishing their base(s) of operations to maintain expected levels of performance.

Furthermore, Comverge has been notified that any potential relationship with PHI Service Company might evolve into an expanded relationship for similar work that may include portions of Washington, DC, Delaware, and New Jersey.  In response, Comverge has provided pricing for program participation levels that are up to twice as large as the basis for their original proposal.

Comverge has indicated that they will:
a)	Use an existing facility in southern Maryland to provide training and support, and
b)
Open two offices in the area to support the Maryland program for PHI. One office will be in the Maryland suburbs of Washington in Pepco service territory to support Pepco and the other in the Delmarva Power Maryland territory on the Eastern Shore of Maryland to support Delmarva Power. One of the offices is considered a branch office, where the Program Manager, Field Manager and Office staff will be located.  Additionally the space will support warehousing functions, the test bed, and all equipment necessary to support the program.

3	PHI Roles & Responsibilities

PHI will provide:

•	Overall program direction
•	Advertising & branding requirements
•	Advertising & branding oversight
•	Customer care standards
•	Customer care performance monitoring
•	Regulatory coordination and reporting
•	Other necessary support and leadership as required
•	Designated individuals and procedures for approvals

PHI (or its affiliates) will own:

•	All hardware (control devices such as switches, thermostats and control communications equipment***, to the extent permitted by commercial or regulatory law).
•	Spare parts inventory & special tools purchased at the end of the contract for component installation and maintenance.
•	Control software (including licenses and maintenance fees).
•	Customer information and data.
•	Program branding.
•	Any copyrighted material developed for this program.

At the start of this project, PHI will designate the PHI Business Lead who will be the focal point for communications relative to this project and will have the authority to act on behalf of PHI in all matters regarding this project. The PHI Business Lead's responsibilities include the following:

•	Manage the PHI personnel and responsibilities for DLC
•	Serve as the interface between Comverge and PHI resources involved in the DLC project
•	Administer the Project Change Control Procedure with the Comverge Project Manager
•	Participate in project status meetings
•	Obtain and provide information, data, and decisions within *** of Comverge's request unless PHI and Comverge agree in writing to a different response time.
•	Review and approve deliverable materials submitted by Comverge
•	Resolve deviations from the estimated schedule which may be caused by PHI
•	Help resolve project issues and escalate issues within PHI‘s organization, as necessary
•	Take a joint leadership role in managing business process work products, issue resolution and management of change control
•
Assist in facilitating collaborative discussions and follow-up meetings by providing support including, but not limited to: guiding team discussions, summation and synthesis of requirements, identification of appropriate PHI participants

•	Assist in resolving action items
•	Provide guidance and subject matter expertise in the completion of deliverables
•	Complete quality assurance reviews and deliverable signoffs in a timely manner
•	Supply all relevant as-is process documentation as well as all process analysis completed to date, as applicable
•	Provide access to key system demo / field test environments to facilitate system configuration and development
•
Provide facilities, meeting rooms, meeting support materials (flip charts, white boards, LCD projectors, etc), document production support, and meeting scheduling support to facilitate the activities documented in this SOW

•	Provide access to third-party personnel performing related work for PHI as required
•	Ensure appropriate participation of PHI personnel as required

4	Comverge Roles & Responsibilities

The scope of Project Development responsibilities of Comverge include:

•
Development and management of a project plan that meets PHI’s objectives. The plan proposed will be modified in a joint effort between Comverge and PHI. A start up plan (which includes the first year deployment) is to be complete within ***days of contract execution and an overall program plan is to be completed within *** days of contract execution. The overall program plan will not delay the 2009 deployment.

•	Delivery of equipment that meets specifications of this Statement of Work Contract

•	Agreement to responsibilities as defined in Section 5 of this Statement of Work

•	Implementation of marketing plan including:

o	Development of marketing plan document including ***

o	Development of high level milestones implementation timeline

o	Development of *** and ***

•	Strategy and Tactical Plan with Timelines, Budgets and Goals

o	Development of marketing collateral

o	***, and developed concepts and messaging ***

o	*** to PHI designated accounts

•	Install Business Information System (“BIS”) according to mutually agreeable parameters for the purpose of handling recruitment, enrollment, and scheduling activities

•	Operate Call Center to handle recruitment, enrollment, scheduling activities and inquiries

•	Documentation, implementation and operation of all business processes and interfaces with PHI that will be defined during workshops

•	Documentation, implementation, and providing all reports that will be defined during workshops conducted with PHI

•	Coordination of LMS implementation at PHI

•	Installation of equipment at customer location within agreed upon service levels

•	Obtaining and management of contract with ***

•	Ensuring communication with devices via ***

•	Ready to participate in proof of concept with PHI and its *** on communication to *** and *** with *** within *** of award of contract

•	Assisting PHI in migration of communication from *** communication protocols

•	Maintaining budget

•	Providing invoices to PHI with sufficient supporting documentation to enable PHI to approve payment

•	Ensuring availability of equipment for timely installation

•	Performing all activities within agreed upon service levels

•	Developing and adherence to a Safety Plan that is agreed upon by PHI

•	Inclusion of activities for other states as agreed upon in this Statement of Work

Comverge has committed that they have the in-house capabilities to deploy and manage a comprehensive DLC installation and operation project.

It is to be clearly understood that some project functions or activities ***, and that the role of *** may increase over time at ***.  ***has not determined the specific functions or activities ***may determine what *** may be *** The Terms & Conditions include provisions for such changes in scope over time, and Comverge has acknowledged this requirement in discussions of how duties might be transferred if PHI decides such a change is required.  The business agreement is codified in the Terms & Conditions document (see Appendix).

Comverge does not intend to sub-contract a significant portion of this work to one or more sub-contractors, provided that the scope of work does not exceed the nominal scale defined in this Statement of Work. Therefore, although Comverge was required to identify subcontractor(s), and *** of those subcontractors, the only subcontractors named were for ***, *** and ***.  In the RFP, PHI reserved the right to direct Comverge to subcontract a minority business or otherwise qualifying disadvantaged business of their choosing for some portion of the project, subject to PHI approval.  Comverge has agreed to consider use of subcontractors from a list of qualified minority and disadvantaged businesses.  Comverge will remain the lead contractor, regardless of whether or not subcontractors are used, and assumes full liability for contractual performance.  Comverge shall clearly define the demarcation in responsibilities, logically, functionally, and geographically between parties in their contract team when subcontractors are used.

The intent of this contract is for Comverge to provide a comprehensive suite of DLC support services and hardware by working closely with PHI.  In return, PHI expects Comverge to be compensated fairly and reasonably for their efforts and for their flexibility in meeting the needs of PHI and PHI’s customers.

4.1	Comverge Project Organization & Staffing

Comverge describes below their proposed team organization roles and staffing based on the skills and experience needed to meet the established project schedule, maintain cost control, and achieve implementation targets.  Substitutions for persons in roles designated in the team organization will only be permitted with approval of PHI during the life of the contract.  PHI reserves the right to approve or disapprove, within reason, any key changes in project personnel.

***

4.2	Project Management

Comverge will designate a single individual as the project manager whose primary responsibility and authority will be to manage and administer the project for Comverge to successful completion as defined within this Statement of Work. This individual is the Comverge’s point of contact for PHI. In addition, Comverge will be provided a single point of contact, the PHI project manager, to represent PHI and be responsible for all PHI signature approvals. The primary duties of Comverge’s project manager include:

•	Developing contract documents including SOW and contract supporting documents

•	Coordination and facilitation of workshops, including completion of documentation

•	Coordination and facilitation of focus groups

•	Allocating all necessary Comverge resources: personnel, financial, and material to ensure that the system is implemented to satisfy its standards, contract requirements and PHI goals

•	Managing Comverge’s project to the satisfaction of PHI

•	Managing and refining project schedule and implementation plan

•	Managing contractual requirements including change orders and schedule adherence

•	Ensuring quality workmanship by all Comverge subcontractors

•	Ensuring all project engineering specifications are met

•	Conducting a complete inventory of all received equipment to ensure complete and timely delivery

•	Maintaining accurate inventory tracking of all uninstalled equipment, minimal inventory levels and stock materials

•	Assuring that factory staging and testing is completed

•	Ensuring that all site preparation is complete prior to the installation phase of the project

•	Directly supervising field installation and implementation teams ensuring all on-site installation and integration and optimization tasks are performed within contract requirements

•	Obtaining PHI sign-off and acceptance of completion of training and installation

•	Preparing for and conducting regular progress meetings and progress reports (and meeting summaries) as required

4.3	Project Scheduling Methodology

Comverge will assign a Transition Manager within *** of contract signature to act as the Single Point of Contact with PHI to manage all aspects of the contract. Subsequently Comverge will assign a Lifecycle Program Manager who will work with PHI throughout the remainder of the contract. The responsibilities listed below for the Comverge Program Manager will be considered responsibilities for either the Program Manager or the Transition Manager.

Within *** business days of contract execution, Comverge will run a kick-off meeting to discuss program launch. Thereafter, the Comverge Program Manager will meet weekly with the PHI Program Manager to review status, address action items and review contract progress and milestones. The Comverge Program manager will create program reports as discussed in section 8.1.

The Comverge Program Manager will work with the support teams over the first ***, (e.g. IT, Zigbee product deployment, Call Center, Marketing, etc.) to ***and design an overall project plan, maintained in Microsoft Project, that will be designed to track the project and milestones of the program over the***. The Comverge and PHI Program Managers will review the plan at least *** to review changes that need to be made due to changes in scope, products, or AMI network compatibility. After these discussions, Comverge Program management will provide an updated plan to PHI for their review and consent.

Additionally, at the weekly review, Comverge and PHI will review all outstanding issues, incident reports, and action items to ensure that the program keeps on track.

Comverge is to provide a schedule which Comverge feels will adequately control cost and results / quality of the project. At a minimum, Comverge shall provide milestones for project initiation, training, hiring/staffing, support facilities siting and development, IT interface design, IT interface development, IT interface testing, design reviews, implementation reviews, installation reviews, system optimization, acceptance testing, and stability / reliability testing (start and end milestones).  Comverge will then work with both the PHI DLC Project Team and the PHI Project Management Office to refine the schedule, and periodically update it, so that progress and goals can be accurately tracked by both Comverge and PHI.

5	DLC Contract Scope of Activities

Comverge is to provide recruitment services to support development of the DLC program.  Comverge provided a high-level plan for development of the recruitment effort, including needed resources, points of guidance, input and approvals by PHI, level of effort expected from PHI for guidance and leadership, and the associated costs of Comverge’s efforts.  The plan proposed will be modified in a joint effort between Comverge and PHI, and the marketing plan is to be completed within ***days of contract execution.

PHI expects some combination of the following mediums to be used, and Comverge will work with PHI to develop their approach to recruitment.  This collaboration will include a determination of which of these mediums will likely be used, where they will be used, and why those combinations are planned:

•	*** built and maintained by *** created in conformance with *** and using ***

•	*** using *** and materials approved by ***

•	***, *** and other *** or informational programming created by Comverge in conformance with ***, using ***, and ***, which is broadcast, distributed or otherwise shown to ***

As stated above, Comverge’s approach will reflect PHI’s requirements for

•	Collaboration with PHI personnel on the approaches to be used

•	***

•	Preservation of the PHI brand

As stated in section 4.0, the intent of PHI is for Comverge to act ***for ***and***, rather than as a *** or an ***.  As such, PHI will have the ***or ***be ***.  PHI recognizes that this may *** or *** the *** of various ***, but expects that prior to a decision being made, Comverge and PHI will have candid and respectful discussion of the pro’s & con’s of various options.  All input will be considered,***will be .***

Approach

Comverge will perform market segmentation analyses in conjunction with PHI, of a type and scope that are satisfactory to PHI after careful joint review of the options.  These efforts will be used to develop a multi-year customer recruitment plan, which is anticipated to define the targeting sequences for specific market segments based upon criteria which will either be mutually agreed, or if agreement cannot be reached, defined by PHI.

Comverge described possible approaches to segmentation and targeting in their proposal, as follows:

Branding

As of October 2008, PHI is already engaged in naming the DLC program, and in developing the look and feel of the marketing collateral consistent with a revamping of all PHI marketing images and collateral.  Consequently, while Comverge will be expected to assist in implementing the branding choices made, any actual involvement of Comverge in developing program names, marketing materials, and themes will depend upon the timing of completion of this activity and commencement of Comverge’s activities.  Comverge’s involvement in program branding may be diminished if definition of the scope of work is significantly delayed.   ***

Marketing Campaign Design & Development

Comverge will work in conjunction with PHI personnel to define the *** and ***.  Comverge proposed an approach which will be further developed or modified in collaborative discussions with PHI personnel.  Initial marketing campaign success rates will be compared to expected results, and iterative changes may be adopted.  Comverge’s responsibility is to a) *** of the merits of any particular approach or change in approach, with ***having *** of the path to be taken, and b) prepare a marketing plan for the project, ***, for the joint project team to implement.

Mail Center Fulfillment

Comverge will collaborate with PHI for development and production of ***.  Comverge will either produce mail and advertising pieces or contract their production, and will process and mail information & enrollment kits as required by the jointly developed marketing plan.

The following items in Comverge’s proposal may not be accepted for inclusion in the marketing plan:

***
The following items in Comverge’s proposal are not accepted for inclusion in the marketing plan:

***

PHI Resources, Points of Guidance, Input and Approval Process:

PHI will provide the following:

•	Branding guidelines
•	Style guide and color palate
•	Focus Group assistance

*** with any written and verbal messaging to be used in marketing collateral, website, bill messaging, ads, call center scripts and brochures and Free Standing Inserts that ***.

5.1	Customer Enrollment

Comverge will develop the capability for enrollment and engage in enrollment of PHI customers targeted in this program, within the following guidelines:

Customers enrolling in this program will have the opportunity to select any one of three levels of participation, and will receive a different level of monthly incentive for each level of participation.  Customers may change their level of enrollment at least once during the initial cooling season of their enrollment, or when specific circumstances exist that justify a change of enrollment level or withdrawal from the program.

Customers also have the option to select either an indoor programmable communicating thermostat or an outdoor switching device.

Comverge is to provide and support channels for Internet enrollment by customers, Comverge’s Call Center, or by PHI CSRs acting on behalf of customers.

•	Website enrollment for customers will be accessed via the PHI websites after the customer has executed a secure log on.
o
Comverge will provide PHI personnel in various departments (to be defined further through joint Comverge / PHI discussions) with ***to*** via web services, and the capability of *** in response to customer contact directly with PHI.

o
These web services will be accessed via the internet using a server standard supported by PHI over a SSL channel. All messages will be exchanged using industry standard XML. Execution of DLC web services will be limited to Comverge's IP address, through the PHI Service Bus.

o	Comverge will provide PHI customers the ability to *** at either the Comverge or the PHI ***.

•	Telephone enrollment will be supported by Comverge’s customer service center to a level that meets PHI service standards

•	Comverge will create and develop a secure customer enrollment & tracking database that is:

o	fully accessible by PHI personnel on a real time basis
o	fully maintained by Comverge over the life of the contract, and
o	the data will be transferred to PHI in a PHI-acceptable and proven compatible format, including complete customer histories, upon expiration or termination of the contract

•	Comverge must install and maintain database security features that satisfy the requirements of PHI and the Maryland PSC regarding customer confidentiality and privacy protection

•	Customer information will be validated upon entry prior to activation of enrollment:

o	Comverge is to work with PHI to define eligibility limitations and flag those requirements in their business information system (BIS) database in order to validate enrollments

•	Comverge’s database will be fully capable of implementing ***

•	Comverge is required to provide *** enrollment data and scheduled work

•	Website templates and graphic designs seen by customers during enrollment will be fully compliant with all PHI Standards and style guidelines, and approved by PHI prior to use

•	Website revisions will be accomplished on mutually agreed timelines and in collaboration with PHI personnel

5.2	Customer Support

5.2.1	General Requirements

Comverge is to provide customer support services for this project, including:

•	Trained Call Center support staff to handle all program participant questions on enrollment, eligibility, withdrawal, installation, problems, or complaints

•	Call elevation for resolution to a supervisor

•	Call transfer capability back to a PHI Customer Service Representative (CSR) for resolution of PHI account issues or complaint elevation

•	Real time current status reporting of customer account activity relating to DLC participation, installation schedules, or other Comverge controlled activities

•	Waiting times for PHI CSR’s calling for support of not more than ***

•	Rollover capability to voicemail in the event of call center overload, with customer callback occurring within ***

•	Website or phone fulfillment for information and enrollment requests

•	Mailing / emailing of information packets within two business days of request receipt

•	Mailing / emailing of confirmation packets within two business days of enrollment or enrollment change

•	Compliance with performance standards and service levels jointly defined by PHI and Comverge in support of this Statement of Work.

•	Comverge and PHI will jointly establish performance measurement and reporting expectations, scripts, training requirements, and operational timelines within *** of contract execution

•	Comverge will establish phone lines into their CSC to support the PHI program within *** of contract execution

5.2.2	Call Center Operations

Comverge is required to implement a customer service center operation maintaining, at a minimum, the same operating hours as PHI CSCs.  The Comverge CSC will support enrollment, scheduling, complaint, and customer contact activities to a level that meets PHI service standards.

•	Comverge will jointly develop scripts and procedures for call center operations with PHI which satisfy PHI’s requirements and standards

•	Comverge will record ***of *** by the ***for at ***. PHI may request to review call by phone number by date.

•
Comverge will institute quality control metrics, reporting and auditing procedures, and PHI will institute parallel quality control monitoring, that allow PHI to verify call center performance in accordance with PHI requirements and standards

•	Comverge will implement a VRU system that provides handling of emergency customer call priorities and routing of program calls meeting PHI’s standards for operation and performance at all times

•	Waiting times for customers will not exceed the service level standards to be developed ***

•
Customer Contact Information.  ***, Comverge shall provide PHI with a record of all communications between Comverge and PHI customers.  A copy of all remarks, contacts, or logs of communications from Comverge customer management system is sufficient.  PHI may import these records into its customer information system to keep PHI CSRs informed of the history of communications with PHI’s customers

•	Customers will be able to be directed to a ***, as appropriate. In addition, if the PHI data base indicates a customer is ***, Comverge will offer information ***.

The Comverge call center will manage the following functions for the PHI program:

•	Act as first point of contact for the Program

•	Development of scripts to address customer inquiries

•	Qualify the caller as a valid participant on inbound calls

•	Initiate outbound calls to follow through on the acquisition process

•	Respond to e-mails and sign-up cards

•	Explain program processes and benefits

•	Confirm installation appointments with potential participants

•	Manage complaints and dispatch problem solvers

•	Direct calls to appropriate Comverge personnel to escalate issues

•	Direct or transfer calls to Comverge/PHI

5.2.3	Call Center Hours

Comverge is required to implement a customer service center operation maintaining, at a minimum, the same operating hours as PHI CSCs.  As such, the Comverge call center is to be staffed from *** (Eastern time). During control events, the call center will operate for *** additional hours after the close of the event.  The operation hours of the call center will be adjusted to accommodate PHI’s particular requirements, to handle volume days, or in response to call patterns.  Each telephone workstation is to be equipped with computer access to the customer database, tracking system, and dispatch software.

The Comverge call center will have staff available *** to address equipment problems or complaints.

Emergencies.  Comverge shall refer PHI customers to the appropriate emergency authorities in the event of an emergency situation (e.g. customer calls the wrong number to report an outage, a downed live electric line, or a gas leak).  PHI will provide Comverge with appropriate contact information for emergencies to be addressed regardless of the time the call is received.  Comverge’s voice mail/VRU system will include a message regarding emergencies and the appropriate contact information.   Certain types of emergency calls must, by law, be responded to immediately and in accordance with regulatory requirements.

5.2.4	Field Support of Customers

At least one HVAC service technician will be designated as “on-call” for after hours response to customer requests for assistance, reachable by pager and available at the customer site within two hours of a customer’s request for assistance.

The technician will determine whether the load control device itself or a faulty installation has caused any malfunction of the controlled equipment.  If the inspection reveals that the problem is with the customer-owned air conditioning / heat pump system, and requires a single repair to customer-owned components of the HVAC system that a) involves no more than *** of technician time and/or *** worth of material, and b) the repair will not jeopardize any warranty still in force on the customers’ equipment, the technician is permitted to offer to make the repair without charge to the customer.  In all other instances, the technician is required to advise the customer to call their certified HVAC contractor.  Comverge will report the outcome of the visit to the PHI project manager within ***, and all relevant information must be entered into the tracking system. PHI may follow-up with the customer to determine whether there are any remaining issues, complaints or commendations.

5.3	Customer Education

Comverge will:

•	Develop display materials for use in public presentations / town hall meetings with customer and public groups, or with regulatory authorities, at any time during the performance of the contract

•	Develop and provide all required quantities of printed materials for provision to customers, to explain how their equipment works and what impact it will or will not have on the customer’s premises

Customer education materials provided by Comverge will include *** (in the case of thermostats), leave behind materials for when installation appointments are not kept by customer or installation is not possible at customer’s home for technical reasons (with explanation), and an instructional video available via the PHI website on the features and programming of the thermostat(s) being used in the program

•	All materials will be approved by PHI before distribution to any customer

•	All materials will carry PHI branding and comply with PHI branding requirements

5.4	Customer Retention & Replacement

Comverge is required to maintain customer enrollment levels as closely as possible to the original goals as shown in section 2.9.

 If a new customer moves into a location that had been a previous participant in the program, Comverge will initially set that customer to participate in the program at ***, and will send an enrollment confirmation packet to the customer. The customer will have the ***.

5.5	DLC Communications Solutions

PHI and Comverge recognize that that the AMI solution will require optimization. To ensure that the program reaches *** devices by the end of 2009, Comverge shall be fully responsible for supplying to PHI a suite of products including ***.  Initially, the program will utilize a leased *** and a ***to***provided by Comverge. The *** to ***Solution will allow customers with *** to have a *** and communicating through a *** to the customer’s ***. The *** will allow for *** of the *** and pairing with the AMI meter (when installed), providing PHI with *** that the AMI network will ***with the ***for the anticipated asset life (minimally 10 years). For customers that do not have ***, Comverge will install either a ***or a ***. Additionally Comverge will work with PHI and the AMI services vendor to ensure that the ***and the *** will be compatible with the specification detailed by the AMI vendor.

Once PHI activates its AMI Network (by small geographical areas), the Comverge devices ***and be *** with PHI’s AMI solution with ***.  This approach will allow PHI to start with *** ***,and *** Comverge, allowing PHI to hit the installation criterion while migrating to a more solid *** at a later time.

For the ***, Comverge will coordinate with the *** (i.e., ***) to ensure that all DLC customer devices receive the *** necessary to ensure reliable DLC operation.  In order to ensure the validity of the Comverge acceptance criteria, Comverge will supply to PHI, prior to scheduling any ***installations, their test and acceptance criteria which will be used to validate acceptable ***.  In the event improvements are necessary to the leased service provided, Comverge will be responsible for working with its ***to make the Comverge will ensure that *** will ***or Comverge will *** Comverge will base this measurement on the *** made during installation and the acceptance criteria reviewed by PHI. Comverge will provide a report to PHI on a monthly basis detailing their testing. PHI reserves the right to independently test at customer facilities to determine if the service provided by Comverge is adequate and meets the project technical requirements.

Additionally on a *** basis Comverge will ensure that *** of all the devices have the ability to respond to control signals. Comverge will provide a Quality Assurance plan that will be designed to measure the signal during the cooling season by providing inspection services to PHI during *** and ***, as provided in the original pricing sheet. The inspectors will inspect a *** population *** points (excluding ***), allowing PHI to determine with a *** confidence level, that the system is operating as desired. Comverge will provide a data report of their findings to PHI by *** of each program year.  If PHI desires a more formal report, PHI understands that there will be an additional price for Comverge’s support as outlined in the supplemental pricing sheet.

Additionally Comverge will ensure that ***than*** of the overall participants *** that they ***, including ***, ***, or *** including changes through the *** provided for customer ***

If Comverge does not reach any of these *** Comverge will, at ***, provide ***and develop and implement a plan to have the ***. Such plan may include Comverge adding additional transmission equipment ***. If improvements are identified and are required to improve the coverage for the PHI program, PHI agrees to work in good faith with Comverge, within regulatory constraints,  to locate available PHI assets on which additional transmission equipment can be placed to address issues identified by Comverge, for the length of this SOW. ***

In the event *** is no longer a *** in the Delmarva or the Pepco Service Territories (or makes technical changes to their ***, it is agreed that Comverge will in good faith seek to obtain an alternative *** and work with PHI to ***In the event a ***/operator of the *** system is provided and the PHI system remains ***, PHI will consider the change to constitute “***.”

A Comverge Load Management System (LMS) will be deployed at both the Delmarva and Pepco control center locations with the desire to allow PHI complete system wide control from any PHI control location or Comverge will host the LMS as agreed to by the parties in the IT plan. During the initial phase (***), a connection to the ***  from the Comverge LMS (as agreed to by the parties) will be achieved through a secure VPN connection using ***.   Additionally, the system shall be capable of monitoring the successful receipt of the load control messages sent from the Comverge LMS to the *** ***.

In the event, the LMS does not get a satisfactory acknowledgement from the *** through the *** connection, it will fall back to ***are ***

From the ***, messages will be broadcast (utilizing ***) with a *** throughout the Pepco & Delmarva Regions.  All Comverge devices in those regions will decode each message and respond accordingly within the prescribed time allowed by the program.  Comverge *** that *** will reach PHI customer end devices within *** of initiation.  Monitoring and Verification of message transmission will be achieved using the Comverge Remote Transmission Monitor (RTM) which will be placed strategically near *** and or Pepco transmitters in the Pepco & Delmarva service territories to ensure that the *** System is operating when needed and trouble can be identified prior to any load curtailment.   The *** will report all messaging in a decoded format back to the LMS for comparison to the original message sent as well as periodically (at least ***) that the *** system is performing satisfactorily.  At some point, at PHI’s discretion, a change from ***with a***.  At that time, the RTM system will no longer have any value to the Load Control Program but may have value to Pepco’s Capacitor Control System ***  During some transition period, which could represent years, PHI will need the Comverge LMS / Apollo solution to continue to be capable of operating across both the ***at the same time.

It is also recognized that PHI plans to install and activate its ***in a yet to be defined manner or time frame which could change throughout the course of the AMI project deployment.

As part of this contract, Comverge accepts *** for the *** of their *** with ***which is based on the ***

5.6	DLC Device Solutions

Comverge will supply load control solutions that will accommodate a customer’s choice of either a Programmable Controllable Thermostat (PCT) or an outdoor Digital Control Unit (DCU). These solutions will also utilize existing company owned or third party *** while also providing the ability to be upgraded to *** is deployed in Maryland.

The Comverge DCUs and PCTs provided to PHI under the Scope of work will conform to the following document which will be defined and mutually agreed to within *** of the executed contract:

(1)	PHI’s Specification for Direct Load Control Equipment, ***

In advance of the arrival of the ***, Comverge will supply, as part of this SOW and at *** *** to PHI, *** at a number of homes outfitted with *** prior to the deployment of PHI’s *** solution.  In addition, Comverge will supply PHI customers with a discounted (to PHI) *** solution that includes a *** *** with a *** module installed and a ***.

PHI also approves the use of the *** *** for use on this project during the initial stages and understands that these solutions will have to be revisited to *** ***. Comverge agrees to supply the necessary truck-roll and communications module *** for these *** as long as the *** is performed during the course of this statement of work.  The initial roll-out quantities for each of these options are shown in Section 7.

Comverge agrees and accepts that the ***) and the *** will become the *** once they become available. PHI agrees that at a point, which is mutually agreed upon, that these *** *** are available and capable of operating on ***, PHI will be *** for the *** and *** options as indicated in the pricing listed in Section 9.

PHI *** Comverge Digital Control Units (DCUs) and Programmable Controllable Thermostats (PCTs) in advance of customer deployment. Comverge will provide, at ***, up to *** functional samples of each device and technical support to assist PHI with the evaluation of these devices.

5.7	End Use Controls Design & Functionality

Comverge will provide the following capabilities within their control devices:

DCU - The Digital Control Unit (DCU) can control up to *** – *** *** on the main PCB and *** on the housing base of the switch.  The base relays can be ***.  *** ***relay can control one HVAC stage (*** HVAC system requires ***relays for proper control).  The *** relay can control high current loads such as electric water heaters or pool pumps.  If the switch is installed in *** or ***-dwellings where multiple compressors are in the same area, a single switch can be used to control multiple compressors. For the purpose of this program offering, PHI will require the DCU device to include only *** and recognizes additional relays are optional and priced separately.  Comverge agrees to support PHI if some numbers of alternative configurations are required. Comverge has also provided PHI pricing in the event PHI elects to have one DCU control more than *** single stage compressors or *** stage compressor.

All PCTs control the HVAC system only.  The PCTs are compatible with both single-stage and two-stage HVAC systems – fossil fuel or heat pump.

Options offered on mode of control:

On / off cycling

RDLC – Repeat DLC
This mode disconnects (shed) the load immediately for a fixed period.  By incorporating a repeat value (maximum value of ***) as part of the command, the device will repeat the control cycle as specified to extend the total control time.  This is a fail-safe command structure because the device does not require an end event command to stop the control.

Ramped cycling
Comverge products incorporate *** with *** to ensure graceful transitions into Load Control, out of Load Control, and between different levels of Load Control.

Temperature Setback (thermostat only)
The thermostat can be commanded to perform a temperature setback of ***  There’s capability to separately randomize the start and end of the setback in *** increments.  The setback is based on the room temperature at the start of control.  Normal programmed during the middle of a ***.

Price Response (PRO thermostat)
The Pro PCT model can be configured to***Once enabled, the PCT will respond to tier signals and allow customers to program the automatic responses to these signals. Typically, the TOU schedule is a fixed schedule that changes between seasons while the CPP signal is sent whenever additional load reduction is required by the utility. ***. The PCT can be programmed to respond to ***. The PCT follows the customer’s Time of Day (TOD) schedule that is programmed during the Low tier period. Customers can also enable or disable the response to the M/H/C tiers in the programming interface.

Other Included Features

Response to High and Critical tiers (PCT Only)
To run the TOU/CPP programs, TOU tier signals need to be sent at the ***. In addition, a time synchronization signal is sent periodically to synchronize the PCT with the system. Once the PCT receives the tier period signals and if the customer chose to respond to the active tier, the PCT will override the current programmed schedule and run the programmed set point for that tier. The LCD always shows the tier that is currently active. When the tier response overrides the TOD schedule, the TOD period label (shown in the upper left of the LCD) is turned off, indicating that tier override is active. At the end of the tier period, the PCT will return to the set point programmed by the customer schedule.

Override
Customers can request to override the event via the phone and / or the internet. The Comverge system will know whether a customer has exceeded the number of annual overrides that they are allowed and will prevent additional overrides.

Randomization of startup in the event of a circuit outage.  Comverge products incorporate a Cold Load Pickup feature to delay the energizing of the load when recovering from a power outage.  The delay time is selectable in the configuration of the DCU and SuperStat.

Adaptive Algorithm capabilities
Both the DCU and the PCT are capable of using ***that is based on ***(homes with oversized air conditioners that do not contribute to the energy reduction) by limiting the compressor run time based on a historical profile.  Comverge offers ***, and *** has*** which make it ***

Communications channel redundancy
Comverge has designed ***in the *** and *** receivers by providing a *** and ***.  The *** has *** that can be selected within a ***.  The *** will be programmed to operate on the *** while the *** will be programmed to operate on a *** to be defined by PHI within *** of the execution of this SOW.

Multiple mode communication capability
Comverge will provide *** devices with a *** and a ***.  In a *** the *** is the sole means of communication. Once *** is available, the devices should be able to remotely transition over to the ***.

Reprogramming capability of the DCU / PCT devices
Reprogramming is possible through the ***.  Overall system design needs to take into account the means and methods of enabling secure and reliable reprogramming.  Comverge provides a ***inside the ***to allow for ***

In addition, Comverge provides a field diagnostics tool to support *** with the capability of *** the *** and ***.  These updates are done via the ***with the ***

UL-tested and designed to be installed in compliance with the National Electrical Code and local codes
Comverge DCU devices are designed to meet UL requirements and compliance to the NEC for installation.  The DCU housings are designed for ease of install with an integrated junction box for separation of high power connections for the control circuit.  The housing is designed with 3 point mounting to allow for secure attachment to typical building surfaces, while maintaining a water tight seal on the door.  The door allows tamper protection with options for a security tag and/or screws.
The SuperStatPRO has a *** and *** that are separated ***.  The back housing is secured to the wall and utilizes terminal blocks to connect to the dwellings’ thermostat wires.

5.8	End Use Controls Installation and Asset Management

5.8.1	Installation

Comverge will:

•	Use installers selected and trained to work around customer locations.

o	All project personnel who will ever enter a customer’s premise will undergo and pass customer relations training satisfactory to PHI.

o
All project personnel entering any customer’s premise must have undergone a criminal background check, and the results of each background check must be provided to PHI and acknowledged as acceptable by PHI before the individual may enter any customers’ premises for any reason on behalf of PHI.  Any personnel who are convicted of a felony during employment on this project immediately become ineligible to perform work on a PHI customer premise.  Such events must be reported to PHI within *** of the time at which Comverge becomes aware of the change in status.

o	Background checks will be verified at random and field checks of personnel against approved lists will be conducted at random at PHI’s discretion without prior notice.

Comverge should be aware that PHI will require the contractor to satisfy the following concerns:

•	Leave the customers’ premises in the same condition of cleanliness as found when they arrived or better.

•	Be responsible for damages done to customer property incurred during the course of control device installation.

•	Comverge will make every opportunity to use local HVAC companies in order to further the aims of PHI’s supplier diversity program.

•	All field service personnel will receive customer training.

•	All project personnel who will ever enter a customer’s premise will undergo and pass customer relations training satisfactory to PHI.

•	Background checks will be verified at random and field checks of personnel against approved lists will be conducted at random at PHI’s discretion without prior notice.

•	Comverge seeks to hire certified, competent field staff.

•	Customers will be able to self select appointment times through the web, IVR or by speaking to a representative.

•
At the beginning of the program, Comverge will offer a *** for Customer installations. This will be reevaluated throughout the program and every effort will be taken by the Comverge to arrive within this window.

•	Comverge will monitor Customer Satisfaction regarding the Installer / Installation process and report its results to PHI weekly.

•	Comverge will provide *** reports on installations.

•
Comverge will provide a *** Call Center report to PHI that will show how many calls are able to be resolved at the call center (first call resolution). This report will be provide to PHI, and the reasons that we were not able to resolve the call in the call center will be broken out and reviewed with PHI.

•	Comverge will dedicate a data analyst for Data Operations team to work with PHI to coordinate data and ensure that the installation data is in sync.

•	*** will be committed to the success of the program. If Comverge needs to install faster, Comverge will seek to bring in additional installers as required.

•	During the installation process, Comverge will assist the customer in programming the PCT, and will leave additional information with customers.

•
If a serious issue with a Customer’s AC unit is discovered, Comverge or Comverge’s Contractor will explain to the customer the issues that were identified during the pre-installation check, and recommend that the customer contact their local HVAC technician.

•
In the situation where a Customer ***, the customer is informed by the technician the reason for the turndown. In the situation that the thermostat is ***, the technician ***. If the reason is due to the equipment, faulty wiring, etc, The Technician will explain the reason, and ask the customer to call back when the situation is remedied. A written explanation is left with the customer.

•	In the situation where a Customer is receiving a ***or an *** and they ***. The *** will be *** for inspection. Note: Comverge will *** any ***

•
In the situation where a Customer is receiving a ***, the technician will remove the old equipment and leave it with the Customer. If the original *** contains hazardous materials, the technician will ***

5.8.2	Asset Management

•
Comverge will provide PHI with a flat file with installation records, the format for which is usually customized based on client requirements. Typically, the installation record contains the following fields:

o	Utility Account Number

o	Comverge Account Number

o	Utility Premise ID

o	Installed Device Type

o	Installed Device Serial#

o	HAN Related ID

o	Client Side Equipment Type

o	Client Side Equipment Make

o	Client Side Equipment Model

o	Client Side Equipment Rating

o	Activity Date

o	Activity Type (install, removal, move-out, opt-out)

o	Participation Level

o	Number of compressors controlled

5.9	Customer Billing

PHI plans to make the changes necessary in their CIS and C3 billing systems to issue the initial bill credits as well as place the monthly credits on its bills. The initial bill credit is issued when the device is installed and the month bill credit is issued during the months of June through October.

Comverge will work with PHI to ensure PHI has all of the information needed to correctly code these accounts within *** of an installation or change in participation level including leaving the program.

5.10	System Interfaces

PHI believes that for the Program, to be successful, the interfaces between Comverge’s computer systems and PHI’s computer systems must be designed well and tested thoroughly.

PHI operates separate Customer Information Systems in the Pepco and Delmarva Power service areas.  PHI call center reps are provided with access to both systems.  Comverge will ***and be ***to ***  Comverge should not assume that these systems will be replaced during the period of the contract.

Within *** of awarding of the contract, Comverge and PHI will hold a set of business process workshops for the purpose of developing of set of business processes that address the entire scope of this statement of work. Comverge staff will work with PHI to define the transfer methodologies, format and structure required. ***. After the processes and interfaces have been agreed to, Comverge will work with PHI to ensure the flow of information. The teams will begin to test data sharing and will review IT issues and concerns at least weekly during the initial time period. Comverge will have a *** will stay with the program throughout the lifecycle of the program.

The deliverable from these workshops is a set business functional requirements and the specific technical requirements for the Program and its interfaces that include both a Comverge and a PHI perspective. Comverge will develop and produce a series of specifications including:

•	Interface Requirements Specification (IRS – specifying the interface requirements and specifications),

•	LMS Configuration Specification (LCS – specifying the configuration of the LMS, and

•	Deployment Specification (DS – specifying the deployment architecture and specifications for deployment).

Expected completion date for the documentation is approximately *** after completion of the meetings.

The Interface Requirements Document is used to outline interfaces.  This document will detail the following information:

1.  Interface Overview

2.  Interface Type

     (i.e. file transfer, SCADA, Web Service)

3.  Interface Interaction Diagrams

4.  Interface Specification

(System calls, parameters & arguments, file locations etc; these vary by interface)

5.  Exception Handling

6.  Best Practices & Examples

Once the development of any interfaces is completed, they are unit tested by both Comverge and PHI, as appropriate, using a series of internally developed test “stubs” that verify their operation and performance.  Integration or end-to-end testing will also be conducted prior to implementation.

Comverge will work with PHI IT to implement scheduled data exchange processes through which PHI customer records will be updated on Comverge’s Business Information System (BIS). Comverge and PHI will agree upon the frequency of each interface file. Signup and installation information can be sent to the PHI Call Center and Billing systems *** – encrypted files on a *** basis or real-time using web-services. ***

It is agreed that Comverge and PHI will document the various components described in Section 5 of this document. The will include various interfaces between the Comverge BIS system, the load control system (LMS), the actual devices, and various PHI applications. It will also include development of test plans and Change Control procedures.

Comverge will use a standard method for all testing and acceptance criteria. An Overview of this process is shown below

From these specifications and requirements, traceability to system testing and acceptance criteria are established though 2 testing/integration documents.  These documents include: The System Test Plan and Test Scripts with Acceptance Criteria.

The System Test Plan includes the following details:
1      Introduction & Overview
2      Testing Environment Description
2.1      Details of Environment
2.2      Notes on variations to production environment
3      Test Activities
3.1      Training Process
3.2      Test Preparation and Setup
3.3      Tools and Scripts uses
3.4      Defect Management & Tracking
3.5      Deliverables
3.6      SCM/Change Management Process
3.7      Open Issues not being tested
4      Requirements Listing & Acceptance Criteria (Traceability)
5      Performance Testing
5.1      Redundancy
5.2      Backup
5.3      Load & Scalability Testing
6      Testing Schedule

The Test Scripts Contains the following information:
•	Script Number
•	Requirements Covered
•	Pre Conditions Required for Script

5.11	Safety

PHI Safety Objectives
Comverge will deliver products and services safely, complying with all applicable international, federal, state and local health and safety laws and requirements in processes, procedures, and equipment as required by PHI.

Safe Work Habits
Comverge will promote safe work habits for its installers in accordance with applicable OSHA standards and PHI safety policies. If a representative of PHI notices unsafe work, PHI has the right to stop the work until unsafe conditions are resolved.

Safety Manual
Comverge will provide a Safety Manual, and will institute safety training and on the job safety audit programs to implement their safety manual that are satisfactory to PHI. PHI will review and approve the Safety Manual.

Pepco Holdings, Inc. and its affiliates are committed to excellence in workplace safety. The Company believes that there is no job or activity so important that it can not be accomplished in a safe manner.  Safety is our most important corporate value and it is our goal that all employees and contractors work accident and injury-free every day.

At PHI, each employee is responsible for their own safety and the safety of fellow employees, our contractors and the public. To accomplish this, PHI will:

•	Work to achieve zero accidents and injuries in all aspects of our business operations.

•	Conduct all activities responsibly and in a manner that promotes the health and safety of our employees, contractors, customers and the communities in which we do business.

•	Assess our safety performance on a regular basis, and at all levels of the Company.

•	Provide appropriate resources to implement and maintain safety programs and incorporate safety into the business planning process.

•	Foster employee wellness through education and employee involvement.

•	Promote open and proactive communications relative to workplace safety with our employees, contractors, regulatory agencies, public officials, and customers.

•	Comply with applicable federal, state, and local occupational safety and health laws and regulations in the communities in which we do business.

•	Work with our suppliers and contractors to ensure that the products and services that they provide meet our safety standards.

Creating a work environment that fosters continuous improvement in the safety of our employees, contractors, customers and communities is a critical element of our business success. All employees are held accountable for implementing this policy and knowing the safety requirements that apply to their assigned responsibilities. In support of this policy, fair and reasonable disciplinary action may be applied when reasonable levels of safety performance are not achieved.

Comverge will work closely with PHI Safety professionals to develop, within *** of the execution of this SOW, safety processes, performance goals, auditing, and periodic reporting as necessary to demonstrate compliance with these safety requirements to PHI’s satisfaction.

5.12	System Maintenance and Ongoing Support

Comverge is bidding to provide, install and maintain a long-life system that will eventually be fully compatible with the AMI platform under development.  The current Delmarva DLC system (Energy For Tomorrow) has been in operation since 1988, and continues to function.  The new system is also expected to have ***

All components of Comverge switches and thermostats will be designed and manufactured for long life. Servers will be replaced based on PHI-IT’s server replacement policies.

Comverge’s proposed solution must provide, at a minimum, sufficient capability to securely and remotely monitor, manage, configure, update and control the key elements of the DLC systems.

Comverge will ensure that all updates to their software and firmware will ***Comverge will plan to support products as long as parts are available for repair.

Comverge will refund or replace any malfunctioning DCU or thermostat at *** of the equipment. The Thermostats and DCUs are warrantied from ***. The current warranty is:

•	SuperStat Pro and DCU – ***

•	SuperStat Blue is warranted for ***.

Comverge staffing levels will be able to increase or decrease during the course of the program in order to meet the mutually agreed upon installation targets. During the periods of intense installation, Comverge should expect to have over ***technicians, management and support personnel in the Maryland PHI service area.

Comverge will work with suppliers to ensure parts are available as necessary.  If a part becomes discontinued, Comverge will notify PHI and work with PHI to acquire last-buy parts to support the products.

5.13	PHI Personnel Training

The Comverge proposed solution may introduce new technology, processes and procedures that must be supported and carried out by PHI staff over the solution lifecycle. Adequate training must be provided to ensure that PHI acquires and retains the skills and capabilities needed to sustain the operational effectiveness of the proposed communication infrastructure during and after expiration of the proposed contract.

At a minimum, Comverge will provide training modules, documentation, and support periodic classes for PHI personnel regarding:

Operation of the control system

Comverge will work with PHI to decide how to configure the system to meet your needs, and then will provide the appropriate training to ensure expert operability throughout the life of the contract.

Required PHI maintenance of the control system and communication system(s), if any

Comverge will recommend proper maintenance procedures of the control and communication systems.  This includes periodic backup and maintenance of the database and logs from the BIS and LMS.  Data integrity should be checked periodically.  Comverge should develop and execute a periodic sampling of the system such as a *** to ensure that the system operates properly.

Conversion of the end point devices to AMI-compatible operation, if not already AMI-compatible

If applicable, Comverge will work with PHI and the selected AMI vendor to define the *** and to ensure the proper handling of security material.  Once this process is defined, Comverge will train the responsible personnel to ensure a seamless transition to the AMI network.

Operation of the CSR interfaces

Comverge will work with PHI to identify processes that need to be created to transfer calls between the call centers, and will create the processes, work flows and recommended scripts for PHI’s review. Comverge will then train call center supervisors as required.

5.14	System Operations

PHI plans for at least *** control consoles to be located at each System Operations Control Center for Delmarva Power and Pepco. Each console will be capable of ***individually, while supplying redundancy in the event of a failure. PHI employees will control operation of the system from a single location, and the system is to be provided with the capability to operate each region separately from the regional control center in the event of inter-regional communications failure.  Comverge is expected to have a backup control system for maintenance, abnormal event investigations and development of control code revisions.

The following describes specific desires for the Operation of the DLC System:

The DLC system will provide email notifications when an event is initiated. The emails should be sent to internal as well as external recipients. Using ***, notifications should be able to be sent to *** as well.

The DLC system should maintain ***

In addition, the system should also maintain detailed logs of all interactions with the ***.

The LMS Master Station should be *** and all commands being sent to the communications system.  This capability allows system users to *** of the *** and ***.

When devices are activated for control and operations, the LMS Master Station will record the history of these actions and maintains a complete historical log of all device operations.

Users may also use the LMS platform to find out if devices are being cycled during specific events or times.  This is should be done by querying the system against a customer account number or serial number.

Event Notification & Storage (AMI)

When using the ***are required to ***).  These events will be relayed to the ***and used to ***.  Depending upon the AMI platform, exceptions to event acknowledgements may be relayed in near real-time to the back office LMS system.  In this case, the master station may produce accurate representations of the control effectiveness and operations.

All events and acknowledgements are to be stored in the master station database and backed up daily.  *** will ***The LMS can be used to send readdressing commands at any time.  This function can be used to ***  This includes any programming operation including overrides.

Comverge’s LMS system will be ***  This *** will allow PHI to *** into *** (see addressing capability section) as well as map them into groups based on ***

The LMS will be the manager that maintains the addressing for the device.  When a device is installed, the ***uses the ***to ***to set the ***of the ***.  This also places the device into the LMS database with the corresponding group assignment.  If a device’s address needs to be changed, a process will be used (such as a file import) where the LMS will send out addressing commands to each individual device that’s changed.  The ***will ***of the ***  If the device is removed from the program, the LMS will again send out addressing command to take the device into a group that’s reserved for that purpose.

PHI will have the ***and can *** in order to *** PHI can also ***

During a broadcast, a device receiver will listen for its unique serial address, match and store the a) new operational addresses; b) cold load pickup time-outs and c) tamper detect counts in its memory.  No two-load control receivers have the same unique serial address. Comverge’s protocol will support up to *** ***

The programmable addresses will be assigned to the ***The programmable addresses Group, Division, Substation and Rate are also known as Operational Addresses.

There is also an address that is used as an all-call address that every *** will respond to for control or addressing commands.

Grouping and Addressing (AMI)

The LMS Master Station will also provide the addressing and grouping required for ZigBee Smart Energy Profile messages.  *** are *** than *** by the ***.  The addressing scheme is based on the use of a single enrollment code that specifies the rate or program the particular device is enrolled in. Since ***are***using the ***and ***can be *** and/or ***through the ***

Initial Comverge *** will not ***. The customer will have to either call-in to the call center and request the override, or has to login to a web portal and add an override. In both cases, Comverge will ***to ***about the ***and/or *** using a***

Comverge’s ***will allow *** are *** by the *** and *** to the ***in ***or ***

The maximum number of *** permitted per customer will be a configuration setting in the DLC system. The DLC console (for system operators) or Web User interface (for Call Center CSRs or end users) will reject any *** attempts beyond the allowed ***, and will display an appropriate error message.

The LMS Master Station will produce a daily *** for system administrators so they know the activity of the devices and users.  Additionally, reports maybe produced automatically to tell users what addressing or device management activities have been made.

Event Notification & Storage (AMI)

When using the *** are required to *** to the ***  These events will also be relayed to the LMS Master station and used to show the operators the response of devices to the ZigBee commands.  Depending on the ***, exceptions to event acknowledgements maybe relayed in ***.  In this case, the master station may produce accurate representations of the control effectiveness and operations.

Comverge will work collaboratively with *** to ensure the ***

6	IT Standards and Security Requirements

PHI must abide by regulations, guidelines, and best practices promulgated and recommended by our regulatory agency, Federal Energy Regulatory Commission (FERC) and our industry association, North American Electric Reliability Council (NERC). PHI must also adhere to our own policies and practices regarding PHI IT networking security, as well as industry best practices regarding transmittal of company and customer data over a communication network, i.e., RF, internet connectivity, broadband, etc. Comverge has committed to meeting the PHI policies and practices described below.

Comverge commits that any location that houses PHI data will have SAS 70 Type II or ISO 27001 certification.

Comverge’s products support NERC cyber facilities standards and Comverge’s products and implementation will comply with PHI’s security requirements.

Comverge believes the security features, and performance of those features will enable PHI to establish NERC CIP-002-1 through CIP-009-1 procedures, mechanisms, and practices.  The Comverge access control system provides an easy-to-use, yet secure and auditable, foundation to support the policies required by NERC CIP.

http://www.nerc.com/files/Reliability_Standards_Complete_Set_21Jul08.pdf

In addition to the IT Standards and Security Requirements outlined here, Comverge also commits to complying with agreements established per review of the PHI IT IRT Requirements Checklist.

6.1	Data and Information Technology Security

6.1.1	Data Exchange Security Requirements

Comverge commits to complying with the following:

•
Data Transfer. PHI’s information shall be secured in transit from end to end, and at rest. Data transfer shall be encrypted between PHI and Comverge’s site. The data transferred shall also be encrypted and stored on Comverge's servers in encrypted form until usage of the data is required

•
Encryption Keys. Comverge shall provide PHI with Comverge's public encryption key. PHI will provide Comverge with PHI’s public encryption key. Data transferred from PHI to Comverge shall be encrypted with Comverge's public key. Data transferred from Comverge to PHI shall be encrypted with PHI’s public key.

•	Secure Server. Comverge shall provide PHI with a secure FTP server for transfer of data to Comverge.

•	Comverge uses a minimum encryption of ***, *** or better for file transfers.

6.1.2	Handheld Security Requirements

Comverge uses Handheld devices currently to interrogate our devices. By the 2nd quarter of 2009, Comverge will also be utilizing the Handheld devices to input all work orders directly into our BIS system. While Comverge could enter the information directly into the BIS system today, Comverge has undertaken additional development activity to speed the entire process to allow for the *** while ensuring accurate data capture at the device.  For a complete listing of the data that’s extracted by the ***, please refer to the product description in the attachment to the RFP Response.

This information will be transferred into the ***. The receiving server is located in the Comverge Data Center. A full history of changes is maintained in BIS. The handheld’s security features will include passwords and screen locks to aid in prevention of data being extracted if the device is lost in the field.

The diagram below illustrated how the data is moved from the handheld to Comverge’s BIS system, and the firewalls in place to protect system data.

6.1.3	Customer Service Center (CSC) Security Requirements

•	Comverge and PHI will work *** In other instances, Comverge has had protocols that include requesting *** and ***, utilizing *** such as ***, or utilizing another ***.

•
Comverge commits to maintaining security of their BIS system.  Comverge’s BIS system is stored in a locked passkey accessible area in our Network Operating Facility. This data room can only be accesses by walking through *** secure areas, ***. Access to all BIS systems are provided only on a need basis. Different modules within the system are available only to roles requiring access. All passwords are required to be strong passwords, and they expire after ***. All changes made to any record are logged in the system.

•
Comverge commits to monitoring all our servers and applications *** on a proactive basis. The servers are monitored for heat, access, CPU usage, and uptime. Comverge’s Corporate IT Services is responsible for installing all patches and security. Comverge will conduct a semi-annual self-testing process for vulnerability assessments.

•
Comverge hosted servers are located in the Savvis Data Center in Santa Clara CA which is a SAS70 compliant co-location site. Servers are secured in locked cabinets accessible to Comverge personnel only. Entry into the datacenter is restricted thru scan card-pin / scan card-biometric identification

•
Comverge commits that upon an identification of a security breach, the issue is immediately escalated to senior IT management. Breach assessment process will identify systems under threat. If servers housing client information are affected, Comverge will inform PHI on a timely basis.

•
Comverge commits to maintaining failover servers which can be used by the Customer Service area in the event of a primary system failure. If BIS were to go down, Comverge will follow a documented process that allows calls to be processed. When BIS is unavailable, the Call Center representatives take the customers name, phone number, address, and explanation of the call. Comverge will update BIS on a timely basis when it becomes available.

6.1.4	Website Security Requirements

Comverge’s website and hosting servers must include database security features that satisfy the requirements of PHI and the Maryland PSC regarding customer confidentiality and privacy protection.

•	Comverge commits to meet the Security Configuration Benchmarks from CIS (Center for Internet Security).

                      http://www.cisecurity.org/

•
PHI prefers real-time read/write access to customer enrollment data via web services. These web services will be exposed over the internet using PHI supported application server over a secure SSL channel. All messages will be exchanged using industry standard XML. Execution of DLC web services will be limited to the vendor's IP address, through the PHI Service Bus. Comverge has committed to being able to use web services or to exchange encrypted data flat files via an FTP protocol.

•	Comverge will work with PHI to develop protocols for the various interfaces needed for the project to operate successfully.

•	In addition to features described above, Comverge has committed to the following:

o	Comverge uses a BIS, java based web application to manage customer interactions. Web servers, application servers and database servers are separate physical machines (standard 3-tier architecture)

o	All web transactions are done using https. SSL translation is done by a dedicated SSL Accelerator / Load-balancer.

o
BIS had defined roles which provide role based security on application logins. Logins are created only with appropriate authorization. Initial logins use a pre-expired password and a strong password scheme enforced.

o	Session management done by Tomcat. Session information is stored only in memory. *** session time out is enforced.

o	All activity on the BIS application are logged for security purposes

o
Comverge actively manages servers used for hosting applications. Symantec Anti-Virus solution has been implemented on all servers and patches are installed on a regular schedule after testing. Intrusion detection is enabled on the firewall and alerts logged for audit purposes

o	Comverge uses a *** scheme (***) to separate network traffic. *** are located in the *** and *** in the ***. Cisco equipment is used for firewall/intrusion detection

•	Attached is a network diagram depicting Comverge’s implementation of BIS for PHI.

***

7	Program Equipment Validation and Commissioning

7.1	Overall System Roll-Out

Comverge will provide a team of experts for commissioning the overall system. This team will work with PHI to define control strategies, setup PHI systems and ensure operations. The Project Manager will also coordinate with the Comverge Data Operations team to ensure that data transfers can occur.  The system will be tested, PHI will be trained, and the system configuration will be considered complete only after PHI accepts the system.  Acceptance will not be unreasonably withheld.

PHI’s expectation is that the DLC system will be initially operational, and tested, prior to June 1, 2009, with Delmarva and Pepco having independent / redundant operational control.  The capacity initially available for use as of June 1 will be defined by May 1, 2009.  Actual regulatory targets for development are as shown in Section 2.

Fulfillment and enrollment support systems and trained personnel must be in place and operational no later than end of first quarter 2009, and enrollments must begin before the end of end of first quarter 2009.

Comverge commits to work with PHI’s AMI vendor to adhere to all AMI requirements by year end 2009. PHI commits to work with its AMI vendor to ensure this schedule can be met. It is expected that -*** only devices will be installed ***. This is based upon the design document for the *** being *** by ***.

Field device installations are to begin in the first quarter of 2009. PHI and Comverge are working together to determine an implementation schedule that allow PHI to reach its 2009, 2010, and 2011 goals, while minimizing the number of devices installed that will need to be replaced with improved communications. To this end, listed below is a preliminary table showing the number of devices to be installed by Quarter for 2009 and 2010.  The representation below is expected to be fairly accurate; however, both parties recognize the ***

PHI Service CompanyCONFIDENTIAL

***
***
***
***
***
***
***
***
***
***

Note: The number of is *** The *** of the *** may *** on the ***

7.2	Equipment Validation

Testing and Customer acceptance is a critical aspect of any project deployment.  During various phases of the project, Comverge and PHI will work together to develop a test plan, test scripts and acceptance criteria.
Comverge proposes the following project phases should have testing and acceptance:

1.
Phase 0, Comverge will provide, at *** operational samples of each field device planned for deployment and technical support to PHI for the purposes of initial validation testing no later than *** after contract execution. It is recognized that the *** will not be available until the middle of the second quarter of 2009 and *** will not be available until ***. Comverge and PHI will follow the same validation process for those devices.

2.
Phase 1, Initial Deployment / Field Acceptance Testing:  No later than *** after contract execution, an initial deployment of switches and thermostats will be tested with PHI employees, who are also Maryland customers, on the proposed communications network.  This test will verify all operations, groupings, algorithms and all system interfaces to support the continued roll-out which will begin during the ***.

3.
Phase 2, ***: Once PHI and Comverge determine and install the load control system for *** with an initial deployment of hardware in the field; an extensive test will be conducted to verify all operations against a set of defined system requirements.  The purpose of this pilot is to verify the ability of the system to pair with an ***within the ***. This system is envisioned to operate in parallel to the base load control system so as to not affect the already deployed technology.

4.	Ongoing Operations: Comverge will conduct an annual Quality Assurance Testing and Reporting as defined in Section 5.5.

7.3	Field Acceptance Testing

Comverge will support deployment readiness through a process of internal system testing, field pilots, and field verification during deployment.

The internal system testing constructs a replication of the physical system in a lab environment.  The system is evaluated for interoperability between all components, utilizing the actual LMS application, Paging, and *** to *** to the *** This process executes a series of scripts that would be typical for Demand Load Control, ensuring the system is ready for field pilot on customer dwellings.

The field pilot is designed to ensure operation in representative locations through out the service territory and compatibility with the customer’s appliances being controlled.  Statistical sampling combined with the evaluation of the communication networks coverage areas are used to determine the targeted locations for the field pilot.  Final selection of field pilot participants is coordinated through PHI.   In order to validate the ability to configure hardware on any given device, lab testing would be appropriate.

As part of the field pilot, Vendor also installs a sample population of remote monitoring devices for direct feedback when events are initiated.  These systems are expanded in numbers as the program transitions to full deployment to maintain a statistical sample.

The following steps outline the field pilot process:

1.  The following steps outline the field pilot process

2.  Select field pilot customers

3.  Schedule installations of sample populations

4.  Generate work order for installation

5.  Verify installation operation on site

6.  Install remote monitoring device at selected sites

7.  Preferred site would have easy access to hardware to record NVM contents following an event

8.  Schedule control event

9.  Execute event

10.  Record responses from each monitored site

11.  Evaluate data with respect to expectations

12.  Use call center for all customer initiated calls

13.  Verify call reporting/routing/outcome

8	Operational Performance Measures, Monitoring & Auditing

Comverge and PHI will jointly work to develop the specific Performance Measures (including Service Levels), Monitoring, and Auditing requirements with the intention of finalizing the various criteria within *** of award of contract. Comverge will provide capabilities, information and/or access for the following performance verification:

8.1	Program Management Status and Statistical Reporting

There are many measurement and verification controls within the DLC application.  Management reports and statistical data help Comverge and PHI to monitor the progression and success of the program.  To provide for this detailed business analysis, it is expected that reporting capabilities will include information in the following areas and will be based on various time-periods (year-to-date, monthly, etc.)

•	Customer Activity and Management

•	Event Management and History

•	Customer Service and Satisfaction

•	Comverge’s philosophy is that the information is your information, and reports can be created or customized to fit your needs. Typical reports provided include:

•	Weekly Project Report

•	Monthly Customer Service Report

•	Monthly Progress Report

•	Monthly ACD report

•	Ticket Status Report

•	Customer interaction report

•	Event Activity report

•	Installation report

•	Incentive report

•	Move in\move out report

•	Removal report

•	Invoicing report

•	M&V report

•	Field hardware investigations / replacements

•	Communications-related investigations / replacements

8.2	Data Exchange Transaction Performance Service Levels

Electronic data services must meet the following performance service levels.  Comverge will provide monthly status updates to PHI outlining their actual performance against these performance standards.

•	Interface data file from Comverge must be processed accurately for *** of all transactions in the period

•	Comverge database system availability of *** ***

•	Accuracy of data transmitted must achieve *** ***

•	Turnaround time on transmitted updates must not exceed *** ***

Failure to meet the above service levels will require remedies and requirements as shown in the following sections;

8.2.1	Severity Levels

Severity Level 1 – Platform Failure

Critical system failure resulting in the *** being***

Severity Level 2 – Billing data failure

Critical system failure resulting in contractor site / information being ***.

8.2.2	Designated Responsible Parties & Contact Information Updates

Comverge has designated the following key personnel responsible for overall information systems operations for support of this contract. .

•	Business Systems Manager

•	Senior Director, Information Technology

•	Program Manager

8.2.3	Required Remedial Actions

8.2.3.1   Upon failure to meet a performance service level, PHI shall expect the issues causing the problem to be resolved prior to the next processing run.  Comverge agrees to provide PHI with a detailed action plan within *** business days of notice of such occurrence, outlining the steps to be taken or which have been taken to correct the problem and prevent the situation from occurring again.  Within *** business days of notice of the occurrence, Comverge shall demonstrate to PHI that the plan has been implemented or that Comverge has taken affirmative steps to implement the plan within *** business days.

8.2.3.2 Upon the *** of any failure to meet a performance service level with a ***, and that failure was the result of a *** the operating supervisor will call PHI to discuss the problem(s), in addition to the required written reporting actions defined in this section.

8.2.3.3    Upon the *** occurrence within any *** period of a substantially similar failure to meet a ***, *** event of service level, Comverge’s  VP of  Operations  agrees to meet with PHI to discuss the problems, in addition to Comverge’s foregoing plan and resolution obligations.

8.2.3.4    Upon the *** within any *** period of a substantially similar failure to meet a performance service level, and that failure was the result of a production event of any service level severity, the *** will meet with PHI jointly to discuss the a) the problem(s), b) the plan proposed to resolve the problem permanently, in addition to the obligation to provide the written plan within the deadlines specified in section 8.2.3.1.  *** within any ***

 Interface Data Transaction Standards

As stated in Section 8.2, the measure of *** successful processing of all interface transactions is a measure of timeliness and accuracy of transactions processed by the contractor and forwarded to PHI for reflection in billing and customer service activities.  Customer complaints or claims, or additional errors identified by contractor or PHI in a calendar month will be compared to the number of transactions processed by the contractor in the calendar month.

System Availability.  Comverge will establish and maintain systems providing secure access with a *** or better systems availability commitment.  Availability will be calculated by comparing a) ***  To be classified as scheduled downtime, contractor must have provided to PHI a written notice five *** of any outage less than or equal to five ***.  Any scheduled downtime greater than *** will require *** to PHI in order to be considered scheduled downtime for calculation of system availability.  Included in any written notice should be the planned maintenance activities the contractor will be performing.  The application components that provide recruitment, enrollment, login, presentment of billing credits, election of options by customers, account database / information transactions, and logout will be measured to determine availability, including supporting servers.

Accuracy of Data.  Comverge is responsible for receiving summary data, processing summary data into the correct specification, and ensuring that data is displayed correctly to all parties using the Comverge’s systems.  The accuracy rate of this data will be at least ***  The measurement of data accuracy will be the number of customer-related complaints or claims as a result of Comverge error compared to the total number of customer-related electronic transactions processed for the month.

Turnaround.                               Comverge agrees to a minimum turnaround of twenty-four (24) hours from receipt of usable data files to subsequent release of processed changes, updates or transactions.

8.3	Customer Satisfaction / Surveys

PHI will conduct periodic customer satisfaction surveys regarding the communications between the customer and Comverge’s CSC. Comverge shall implement a customer feedback system that captures customer compliments, complaints and suggestions and that implements a process to address each. Comverge shall be required to collect and report the following statistical call data on an ad-hoc, interval (PHI collects data on a thirty (30) minute interval basis), daily, month-to-date, month-end and YTD basis including”

•	Total calls

•	Average Speed of Answer (ASA)

•	Wait time

•	Total and average call handle time

•	Total and average talk time

•	Total and average after call work time

•	Total and average hold time

•	Total and average unavailable time (paid non-break time)

•	Calls per representative

•	Calls per *** interval

•	Calls per day

•	Calls per month

•	Abandoned/lost calls

•	Total number and percent of calls blocked or busy calls

•	Telephone Service Level (TSF) daily, weekly, monthly, quarterly

•	Calls transferred to PHI

•	Short calls (<***)

•	Breakdown of why customers are calling***

8.4	Audits

PHI shall have the right to *** audit aspects of *** operations and records, and audits may also be conducted at the request of the Maryland PSC.

PHI Service CompanyCONFIDENTIAL

9	Pricing

Hardware
The hardware device pricing for the Comverge proposal is located below.

***

Comverge provided PHI *** related to its The specific pricing for each of these options is shown in the tables below. Comverge also proposed *** The pricing details are reflected in Appendix 12.2.***

***Permitting Costs

Proposed costs do ***if required.  PHI and Comverge will work in good faith together with the applicable ***

*** Commercial Paging Service

In addition to the hardware Costs, Comverge proposed the *** to provide *** to the ***

•	***.
•	***

Comverge’s Warranty Offer:

•	Extend equipment warranty from *** from date of ***for a*** the equipment *** of the Continue the *** of this agreement ***to enter into a *** with ***.

•	***

•	***

Inventory Carrying and Shipping Costs:

•	Comverge is offering to receive payment for ***at the ***which is comprised of an ***

Volume Discounts on Equipment pricing:

•	In the event that volume for the entire program were to *** *** in the base case, *** each and switch prices would *** each from the respective price quotes.

•	In the event that the volume for the entire program were *** *** and *** would ***from respective price quotes.

-	Pricing breaks are based on ***, and do not correspond to ***in volume.

Volume Discounts on Installation pricing:

•	In the event that volume for the entire program were *** from ***, Installation prices quoted would ***, however, the service call price of *** would ***.

•
In the event that volume for the entire program were *** of the assumed base case for each of the respective regions, Installation prices  would *** if volume changed occurred prior to start of program, otherwise the ***

•	In the event that PHI eliminates the ***, the *** quoted would remain *** for the region in which Comverge continues to ***.

-	Pricing breaks are based on ***, and do not correspond to a ***.

***:

•	Comverge has offered to provide to PHI the *** at a price of *** per unit if PHI chooses to remain with the *** with *** to ***, rather than *** the program to the *** upon availability.

“Availability” refers to Comverge’s ability to begin ***.

Multiple Compressor Control (DCU)

•	In the event that two outdoor compressors are close enough together to be controlled by a ***, the installation charge for the ***.

Call Center Termination Offer:
•	Comverge agrees that there will be ***to PHI ***
•	If *** to *** and***the proposed *** would In addition, it is expected that the *** will be ***
•	Comverge is offering to provide PHI with training and any other consulting services at an hourly rate of ***. A fixed fee Statement of Work for these consulting services could also be priced. ***

***:
•	***

•	***

Note: ***

PHI Service CompanyCONFIDENTIAL

10	Appendix

10.1  PHI Standard Terms and Conditions

See Attached.

PHI SERVICE COMPANY - COMVERGE
TERMS AND CONDITIONS
FOR DIRECT LOAD CONTROL SOLUTION

PHI SERVICE COMPANY
TERMS AND CONDITIONS
FOR DIRECT LOAN CONTROL SOLUTION
Table of Contents
Article		Page
I	Definitions	3
II	Preliminary Matters	6
III	Drawings	6
IV	Management and Personnel	7
V	Schedule	9
VI	Utility Services	9
VII	Completion of the Work	9
VIII	Safety and Protection	10
IX	Site Cleanup and Restoration	11
X	Titleholder and Risk of Loss	12
XI	Materials	12
XII	Equipment	12
XIII	Changes in Scope of Work	13
XIV	Installation Instructions	13
XV	Deliverables	13
XVI	Testing and Inspection	13
XVII	Warranties	14
XVIII	Claims	15
XIX	Dispute Resolution	16
XX	Termination	17
XXI	Prices and Payment	18
XXII	Confidentiality	18
XXIII	License Fees and Royalties	19
XXIV	Compliance with Laws and PHI Requirements	19
XXV	Indemnification	19
XXVI	Insurance	20
XXVII	Audit and Recordkeeping	21
XXVIII	Force Majeure	21
XXIX	Subcontracting	22
XXX	Miscellaneous	22

ATTACHMENTS

Contract Safety Requirements		Attachment A
Contract Change Authorization Form		Attachment B
List of Approved Hazardous Waste Disposal Sites		Attachment C
Cardinal Safety Rule Policy		Attachment F

PHI Service CompanyCONFIDENTIAL

PHI SERVICE COMPANY
TERMS AND CONDITIONS
FOR DIRECT LOAN CONTROL SOLUTION

Article I                      Definitions

As Built Drawings means drawings of Goods in final completed and installed condition.

Affiliate of any entity means any other entity that directly or indirectly controls, is controlled by or is under common control with such entity.  An entity shall be deemed to have control of another entity if the controlling entity owns 10% or more of any class of voting securities (or other ownership interests) of the controlled entity or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled entity, whether through ownership of stock, by contract or otherwise.

Attachments shall mean any of the documents designated as “Attachments” that are attached to these Terms and Conditions.
Cardinal Safety Rule Policy shall mean the Policy attached hereto as Attachment F.

Claim shall have the meaning set forth in Section 18.1.

Completion shall have the meaning set forth for such term in Section 7.1.

Confidential Information shall have the meaning set forth in Section 22.1.

Contract shall have the meaning set forth in Section 2.1.

Contract Change Authorization shall mean a material change to the PO including, but not limited to, changes to: quantities, Contract Milestone Schedule, prices, quality, or the Scope of Work.  The term Contract Change Authorization, as used in this Contract, shall have the same meaning and affect as the terms “Change Order” and “Field Change Notice” as those terms may be used from time to time by one or more of the PHI Affiliates.

Contract Change Authorization Form shall mean the form attached hereto as Attachment B that is used by the Parties to effectuate a change in Contract terms, Contract Price or Contract Milestone Schedule in response to a Contract Change Authorization or other event as described in Article 14.  The Contract Change Authorization Form, as used in this Contract, shall have the same meaning and affect as the “Change Order Forms” and “Field Change Notices” that may be used from time to time by one or more of the PHI Affiliates.

Contract Documents shall have the meaning set forth in Section 2.1.

Contract Price shall mean the price for the Work as set forth or referenced in the PO and/or SOW.

Contractor shall mean the entity providing Goods and/or performing the Services as specified in this Contract.

Contractor’s Proposal shall mean the proposal submitted by the Contractor in the course of developing the Contract.

Contract Term shall mean the period of time from the effective date of the Contract until termination.

Contractor’s Executive shall have the meaning set forth for such term in Section 19.3.

Contractor's Records shall mean any and all information, materials and data of every kind and character, including without limitation, records, books, documents, subscriptions, recordings, agreements, purchase orders, leases, contracts, commitments, arrangements, notes, daily diaries, superintendent reports, drawings, receipts, vouchers and memoranda, and any and all other agreements, sources of information and matters that may, in PHI's reasonable judgment, have any bearing on or pertain to any matters, rights, duties or obligations under or covered by the Contract. Contractor’s Records shall be deemed to include hard copy, as well as computer readable data, written policies and procedures, time sheets, payroll registers, payroll records, cancelled payroll checks, subcontract files (including proposals of successful and unsuccessful bidders, bid recaps, etc.), original estimates, estimating work sheets, correspondence, change order files (including documentation covering negotiated settlements), backcharge logs and supporting documentation, invoices and related payment documentation, general ledger entries detailing cash and trade discounts earned, insurance rebates and dividends, and any other items that may be used by PHI to adequately permit evaluation and verification of: (i) Contractor compliance with Contract requirements, (ii) Contractor compliance with PHI's business ethics policies; and (iii) Contractor compliance with Contract provisions for pricing change orders, invoices or claims submitted by the Contractor or any of its Subcontractors. Contractor shall be required to preserve the Contractor’s Records for a period of three years after final payment under the Contract.

Deliverables shall mean any and all of the documentation, including but not limited to, all Drawings, installation and operation manuals, and copies of manufacture’s warranties, that Contractor is required to provide to PHI pursuant to the requirements of the Contract.

Design Documents shall have the meaning set forth for such term in Section 3.1.

Dispute shall have the meaning set forth for such term in Section 19.1

Dispute Notice shall have the meaning set forth for such term in Section 19.2.

Dispute Resolution Procedure shall mean the procedure described in Section 19.1.

Drawings shall mean As-built Drawings, field installation, original design and Shop Drawings, when referred to together.

Equipment shall have the meaning set forth in Section 12.

Executive Settlement shall have the meaning set forth for such term in Section 19.3.

Extra Work shall mean changes in the amount of Work occasioned by a Contract Change Authorization issued by PHI.

F.O.B. shall mean Free on Board.

Force Majeure shall have the meaning set forth in Article XXVIII.

Freight Routing Guide shall mean the shipment methods and freight carriers designated by PHI for use when PHI is responsible for delivery costs under the SOW.

Goods shall mean the product(s) identified in the SOW to be delivered or erected by Contractor.

Hazardous Chemicals shall have the meaning set forth in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910-1200).

Hazardous Materials shall have the meaning set forth in Section 9.1.3.

Incident Report Form shall be the form on which Contractor shall provide written notice to PHI of any and all complaints and claims of property damage or personal injury arising out of Contractor’s Work.

Industry Standards means those standards of care and diligence normally practiced by nationally recognized engineering and construction firms in performing services of a similar nature for similar projects in the United States and in accordance with good engineering design practices, applicable laws, applicable permits, and other standards established for such work.

Material shall mean any apparatus, products, supplies, documentation drawings and designs to be provided by Contractor and incorporated by Contractor into the Goods, or to be used to install the goods and delivered by Contractor to PHI under the Contract.

Negotiation Period shall have the meaning set forth for such term in Section 19.3.

No-Outage Condition shall mean a determination by PHI that facilities scheduled to be out of service to allow Work to proceed on the day in question, cannot be placed out of service.

OSHA shall have the meaning set forth for such term in Section 8.1.1.

Parties mean PHI and Contractor when referred to together.  When referred to individually, each is sometimes referred to as a Party.

PHI shall mean PHI Service Company on behalf of itself and/or its affiliate(s) named on the face of the purchase order.

PHI’s Executive shall have the meaning set forth for such term in Section 19.3.

PHI’s Project Manager shall mean the individual designated by PHI who is authorized to coordinate all of the Work and Contract administration.

Purchase Order or PO shall mean the document authorizing payment for Goods and/or Services which incorporates by reference the Contract Documents.

Scope of Work shall mean a description of the Goods to be delivered and the Services to be performed by Contractor under the Contract.

Services shall mean any and all obligations, duties, and responsibilities necessary to the successful completion of the Work under the Contract Documents.  Services, as used herein, shall not be deemed to include the Goods actually delivered by the Contractor in compliance with the Contract.

Shop Drawings shall mean all drawings, illustrations, brochures, schedules, and any other data which are prepared by the Contractor, a Subcontractor, manufacturer, a supplier, or a distributor, and which illustrate the Equipment, Material and Goods or some portion of the Services.

Subcontractor shall mean an individual, firm, or corporation having a direct contract with the Contractor, or with any other Subcontractor of any tier, for the performance of a part of the Work, or any part thereof, including, without limitation, the supply of principal items of Services, Goods, Material and/or Equipment to be used in or in connection with the Work.

Taxes shall be interpreted to include all taxes, duties, tariffs, and similar levies, charges, fees or costs, other than those related to income, regardless of nomenclature and method of determination, applied by any and all authorities and jurisdictions to any and all Goods and/or Services furnished in accordance with this Contract.

Terms and Conditions shall mean these terms and conditions.

Titleholder shall have the meaning set forth in Section 10.1.

Warranty Period shall have the meaning set forth for such term in Article XVII.

Work shall mean all of the Goods and Services provided by Contractor under the Contract.  The term “Work” shall include the furnishing of all labor, Material, Equipment, and other incidentals.  Without limiting the generality of the foregoing, the term "Work" also includes, and the Contractor shall furnish, unless the context clearly indicates otherwise, all or any part of such labor (including the services of all trades), supervision, methods, materials, Equipment, and transportation, or other facilities as may be necessary to complete the Contract, whether or not fully detailed on the Drawings or listed in detail in the Scope of Work.

Work Site shall mean the PHI-owned site, location, or area where all or part of the Work is to be performed.

Article II                      Preliminary Matters
2.1
Contract.  The Contract shall consist of the Purchase Order, including any documents attached to or identified on the PO, any Contract amendments or modifications, and any PHI-approved Contract Change Authorizations.  The above documents shall be referred to collectively as the “Contract Documents”.  In the event of a conflict among terms contained in the Contract Documents, such conflict shall be resolved in the following descending order of precedence:

(i)	PHI-approved Contract Change Authorizations
(ii) (iii)	Contract amendments and modifications The Purchase Order

In the event of a conflict among terms contained in documents attached to, or identified in, the PO, such conflict shall be resolved in the following descending order of precedence:

(i)	These Terms and Conditions
(ii)	The Statement of Work

2.2
Contractor Knowledge of Contract, Work Site, Etc.  Contractor represents that it is familiar with the nature and extent of the Contract Documents and that it has conducted all investigations that it deemed necessary for the performance of the Work in accordance with the requirements of the Contract Documents.  Any failure by the Contractor to acquaint itself with the available information will not relieve it from responsibility for properly estimating the difficulty or cost of successfully performing the Work.  PHI assumes no responsibility for any assumptions, clarifications, or exceptions stated or implied in Contractor’s Proposal except for those specifically acknowledged and accepted by PHI in the SOW.

2.3
Fitting Verification.  To the extent that fitting of Goods for interconnection with existing facilities and the work of others are required hereunder, Contractor shall be responsible for verifying existing conditions that may affect the Work, such as dimensions and other matters relating to interconnection of the Goods with the work of others and the accuracy of all dimensions given on any drawings provided by PHI, it being understood that PHI does not guarantee the exactness of such dimensions.

Article III	Drawings
3.1
Drawings and Other Information Provided by PHI.  PHI shall use its best reasonable efforts to provide Contractor with all available information for the completion of the Work. All Drawings, specifications and other design related documents (“Design Documents”) are provided by PHI to Contractor solely for the purpose of describing the Work that is to be provided by Contractor under this Contract.  At Contract termination, all sets of the Design Documents shall be returned to PHI.  Neither Contractor nor any Subcontractor may own or claim a copyright in any of said Design Documents.  Unless PHI provides written permission to the Contractor, neither Contractor nor any Subcontractor shall be permitted to use the Design Documents for any purpose other than completion of the Work. PHI shall not be liable for the completeness or accuracy of the information provided to Contractor.

Article IV                      Management and Personnel

4.1           Key Personnel.
4.1.1
Contractor’s personnel, as identified in the SOW, are hereby specified as key      personnel and are deemed necessary for the successful performance of this Agreement.  Contractor agrees that except for promotions (but not to other projects), sickness, death, leaving its employ, or at the specific request or approval of PHI, that such key personnel will remain on the project team responsible for performing the Services.

4.1.2	PHI shall be afforded the opportunity to meet with and review qualifications of key personnel replacements, each replacement to be as equally well qualified as the individual leavingthe project. All personnel assigned by Contractor to the project are subject to removal at the request of PHI. Whenever possible, replacements should be brought to the project team early, prior to the departure of the individual being replaced. PHI shall not be responsible for paying any fees for any such replacements person's time spent acquiring knowledge of the Services.

4.2
Contractor’s Methods.  Contractor shall supervise and direct the Work efficiently, and with its best skill and attention.  Contractor shall perform the Work only within the area of operation at the Work Site designated by PHI.  Contractor shall be solely responsible for the means, methods, techniques, and procedures of performing the Work.  Contractor shall be responsible for seeing that the finished Goods meet the requirements of the Contract Documents.  Contractor shall employ persons to work on the Work who will, at all times, work in harmony with PHI's workers and mechanics.  In the event that Contractor does not have the proper workers and/or mechanics to perform the Work in such harmony, then PHI shall provide notice to contractor and a reasonable opportunity to cure. In the event contractor fails to do so, PHI has the right, at its reasonable discretion, to employ such workers or mechanics to complete the Work as will work in harmony with PHI's workers and mechanics and the Contractor shall reimburse PHI for the reasonable additional cost of replacing said workers.

4.3           Contractor’s Employees

4.3.1
Contractor and Subcontractors of all tiers shall employ only persons who conduct themselves in a responsible, professional manner so as to not harm PHI’s relationship with its customers, its other contractors and/or the public.  PHI reserves the right, in its sole discretion, to determine who may perform work for PHI.  Upon written notice from PHI, any person(s) who PHI determines in its sole, reasonable, discretion, is not satisfactory shall be immediately replaced by Contractor with satisfactory person(s).

4.3.2.
Contractor shall have a background investigation conducted on all of its employees who will be assigned to perform work at PHI work sites including customer homes, and shall require any of its Subcontractors performing work for PHI to similarly conduct a background investigation on all Subcontractor employees who will be assigned to perform work for PHI.  Such background investigation shall, at a minimum, include a complete criminal history records check, which shall report all felony convictions within the previous seven years.  Such background investigation shall be conducted by a competent professional organization and shall be in compliance with the Fair Credit Reporting Act and applicable state laws.  Contractor agrees to provide PHI with a complete copy of the result of such investigation for any employee who has been convicted of a felony as described above.  PHI will not permit any individual with a felony conviction to perform work for PHI.  Contractor shall advise PHI within three days of learning that an active employee has been convicted of a felony.

4.3.3.
PHI requires that all Contractor and Subcontractor employees who work at PHI work sites be free of drugs and the influence of alcohol.  All such employees, when reporting for duty and while on duty, must be “fit for duty”, defined as the appropriate mental and physical condition necessary to perform work in a safe, competent manner, free of the influence of drugs and alcohol.  Possession of drugs, drug paraphernalia, and alcohol is prohibited on PHI’s worksites

4.4
No Unlawful Discrimination Permitted.  PHI is an equal opportunity employer, does not discriminate against employees or applicants for employment by reason of race, color, religion, sex, national origin, age, veterans status, or other conditions protected by law.  Contractor shall comply with all applicable federal, state and local anti-discrimination laws, ordinances, rules, regulations, and orders.

4.5	Labor Relations. Contractor shall perform the Work in a manner that does not interfere with, or cause PHI to breach, any of its agreements with any collective bargaining organization.

4.6           Night, Weekend, Holiday and Premium Time Services.  Unless specifically authorized in the
Contract or by PHI, Contractor shall not perform Services at the Work Site at night, on weekends or PHI-observed holidays and there shall be no payment(s) to the Contractor for work on these observed holidays when Services are not performed.

4.7           Down Time.

4.7.1.
Unless otherwise directed by PHI, Contractor’s construction supervisor, shall determine when Contractor employees shall work or not work due to inclement weather.  PHI shall not be liable for weather-related downtime costs or delays.

4.7.2
It is within *** *** ***to determine whether a *** Condition exists. Contractor employees who report for work at their designated work location and who have not been notified that they cannot work due to a No-Outage Condition shall be paid for reporting time at straight time rates for a specifically designated period of time as determined by the Contractor’s labor agreement, provided that such Contractor employees are prevented from doing productive work as a direct result of the failure of PHI to provide reasonable notice of the No-Outage Condition.  In the event Contractor mobilizes Equipment but cannot utilize such Equipment in any capacity due solely to the occurrence of a No-Outage Condition of which PHI has failed to give Contractor reasonable notice or due to some other delay caused ***, ***shall make a *** *** *** as to whether some reasonable *** is due ***.

4.8           Coordination with Others.  Contractor acknowledges and agrees that PHI and/or other contractors retained by PHI may be performing work at the Work Site at the same time as Contractor.  In addition, PHI may be operating its facilities at the Work Site in the normal course of its business.  All work performed by Contractor at the Work Site shall be subject to coordination by PHI and such coordination shall not relieve Contractor from its responsibilities specified hereunder.

Article V                      Schedule

5.1
Compliance with Schedule Requirements of SOW.    Time of performance is of the essence of this Contract.  Thus, the Work shall be started promptly by Contractor upon notice to proceed from PHI and Contractor shall prosecute such Work, with all speed consistent with first class workmanship, so as to complete the several parts and the whole of the Work in accordance with the Schedule Requirements of the SOW.

5.2
Failure to Comply with Schedule Requirements of the SOW.  If it appears to PHI that Contractor will fail to comply with the Schedule Requirements of the SOW, PHI may notify Contractor of the appearance of such failure.  Contractor and PHI shall then agree in writing to the steps that Contractor shall take to bring itself into compliance.  If Contractor fails to promptly perform the agreed upon corrective steps, then PHI may, in addition to any other remedies PHI may have under this Contract, do one or more of the following:

(i)	Delay payment to Contractor by an amount that PHI, in its sole discretion, deems is appropriate to defray the costs of items (ii)-(iii) below;
(ii)	Take the corrective steps at Contractor's expense; and/or
(iii)
Take such other action as PHI reasonably deems appropriate based on the circumstances presented by the Contractor's delay, including, but not limited to, terminating the Contract for cause and in accordance with Section 20.5.

(iv)	Execute Performance Guarantees as outlined in Section 9.0 of the SOW

Article VI                      Utility Services

6.1
Arranging for Services.  If required for the performance of the Work, and to the extent not provided or designated by PHI, Contractor shall make necessary arrangements to obtain utility services, including telephone and electric service.

6.2
Service Interruption.  If, during the performance of the Contract, it should become necessary for the Contractor to interrupt any service to PHI or PHI customer facilities (including, but not limited to:  water, gas, communications, electric light, electric power, and drainage system), such interruption shall not be made without approval of PHI, which shall require a minimum of 24 hours advance notice.

Article VII	Completion of the Work

7.1
Completion.  Contractor shall provide written notice to PHI when it believes that it has completed all of the Work required under the SOW (“Completion”).  When ***, based on its inspection of the ***, that *** has been completed in accordance with the requirements of the Contract, Completion shall be deemed to have been achieved.  To the extent that *** *** *** that ****** of the *** is *** or ***, in addition to any other rights and remedies that it may have under this Contract, including, but not limited to*** ***and *** ***, PHI may, in its *** ***, adopt one or more of the following remedies:

(i)	***
(ii)	***
(iii)           Such other remedy as Contractor and PHI may agree upon.
It is expressly understood and agreed that achievement of Completion, shall not relieve Contractor from liability for consequences of a patent or latent defect and shall not relieve Contractor of its guarantee and warranty obligations, and shall in no event be deemed a waiver by PHI in any respect or degree whatsoever of any of the terms and conditions of this Contract or any rights of PHI should Contractor fail to comply strictly with the terms and conditions of this Contract.

7.2
Legal Requirements.  Without limiting the generality of the foregoing, if the Contract Documents or any laws, ordinances, rules, regulations, or order of any public authority having jurisdiction require specifically that any Goods be inspected, tested, or approved by some public body, the Contractor shall, as part of the requirements for Completion, assume full responsibility therefore, pay all costs in connection therewith, and furnish to PHI the required certificates of inspection, testing, or approval. The parties agree that if *** is required for any of the Work, such *** of ***shall be passed directly to **.

7.3
Failure to Reject.  No failure of PHI or any of its representatives to reject all or portions of the Work prior to final completion shall be deemed to be an acceptance thereof or a waiver of defects therein.  The presence or absence of any representative of PHI will not relieve Contractor from its responsibility to perform all Work in strict accordance with the terms and conditions of this Contract.

Article VIII                      Safety and Protection

8.1           Contractor's Safety Responsibilities
8.1.1
PHI is committed to a safe workplace.  Contractor shall comply with the requirements of PHI’s Cardinal Safety Rule Policy and such Policy shall be incorporated herein and made a part of this Agreement.  Contractor shall comply with the Federal Occupational Safety and Health Act (“OSHA”) and with all other applicable laws, ordinances, rules, regulations and orders of Federal, state and local regulatory bodies who may have jurisdiction over the Services.  Contractor is solely responsible for protecting the health and safety of its employees, agents and contractors while on PHI’s worksites or performing work under this Contract.  Contractor (and all persons working at the direction of Contractor) shall at all times conduct all Services in a manner to avoid the risk of bodily harm to persons or risk of damage to any property.

8.1.2	Unless specifically waived by PHI in the SOW, Contractor shall be required to comply with the PHI Contract Safety Requirements set forth on Attachment A.

8.1.3
Contractor shall conduct the necessary safety meetings and supply all necessary safety equipment, including personal protective equipment, to its employees as is necessary to meet the requirements of applicable laws and regulations.

8.1.4
Contractor shall erect and maintain, as required by the conditions and progress of the Work, all necessary safeguards for the safety and protection of the Work and of persons and property.  Contractor shall prompt PHI to notify owners of adjacent facilities when prosecution of the Work may affect them.  Contractor shall keep all its tools, Equipment, materials, etc., in such condition that the Work does not threaten the safety of employees of PHI, Contractor, other Contractors, and other persons and property on or near the Work Site or PHI premises.

8.1.5	Contractor shall comply and cooperate with periodic safety or environmental reviews or audits by PHI or PHI designated contractors during the Contract Term.

8.1.6           Contractor shall familiarize its employees, agents, Subcontractors and representatives with PHI’s safety programs through an orientation provided by PHI.  Prior to starting the Work, Contractor shall, if required by PHI, provide PHI with certification that all of Contractor’s employees, agents, Subcontractors and representatives assigned to the Work have been trained on PHI’s safety rules.  It is Contractor’s responsibility (not PHI’s) to administer the safety rules over Contractor’s employees, agents, Subcontractors and representatives.  Compliance with PHI safety rules shall not relieve the Contractor or any Subcontractor or supplier of obligations under OSHA and other applicable laws, ordinances, rules, regulations, and/or orders.

8.2           Interfering with Utility and Other Facilities.

8.2.1
Contractor shall perform its Services at the Work Site so as not to foul, break, contact, or otherwise interfere with power, signal, and communications lines, pavements, roads, buried cables, pipelines (including ignition of gas), or other facilities on or near the Work Site.  Contractor shall comply with all Federal, state and local laws, ordinances, rules, regulations and orders governing the conduct of Services in proximity to such facilities.

8.2.2
Contractor shall protect the personal and real property of PHI, its customers, and third parties, from damage, interference, and undue wear caused by the Services performed by Contractor.  Contractor shall be responsible for the repair and/or replacement of damaged property, at its *** *** and to the *** of the *** **** thereof.

8.3
Emergencies. In the event of an emergency affecting the safety of persons or the Goods or other property at the Work Site or adjacent thereto, Contractor, without special instruction or authorization from PHI, shall act, at its discretion, to prevent threatened damage, injury, or loss.  Contractor shall give PHI immediate verbal notice of any actions taken in response to such an emergency and shall follow such verbal notice with a written description of changes in the Work or deviations from the Contract Documents caused thereby. .

Article IX                      Site Clean Up and Restoration

9.1           Cleanliness of the Work Site.
9.1.1
Contractor shall at all times prevent the accumulation of debris at the Work Site and in all buildings and premises of PHI.  Contractor shall, by the end of each working day, clean the Work Site, including, as applicable, buildings, Equipment, storage yards, rights-of-way, and adjacent properties, of accumulations of Materials, waste, rubbish, and other debris resulting from its Work.

9.1.2
Unless otherwise mutually agreed upon, all of Contractor’s structures, offices, racks, surplus materials, scaffolding, erection and construction Equipment, tools, and supplies shall be removed from the Work Site immediately upon the end of their usefulness to the Work.

9.1.3
In addition to its obligation to dispose of Hazardous Materials, Contractor shall dispose of all waste, rubbish and other debris in accordance with all applicable Federal, state and local laws, ordinances, rules, regulations and orders, as well as in accordance with any policies and procedures of PHI.

9.2
Restoration of the Work Site.  At the completion of the Work, Contractor shall remove all waste materials, rubbish, debris, tools, construction Equipment, machinery, and surplus materials, from and about the Work Site and shall restore, to a condition acceptable to PHI, those portions of the Work Site not designated for alterations or intended to be altered by the Contract Documents.

9.3
Fire Hazards.  To eliminate fire hazards, Contractor shall store all combustible and explosive materials in a manner that complies with all Federal, state and local laws rules and regulations In addition, Contractor shall remove all combustible or explosive materials from the buildings, enclosures, construction areas, etc., in and around the Work Site immediately upon the earlier of (i) such materials becoming scrap or otherwise unusable; (ii) the end of their usefulness to the Work; and (iii) when directed by PHI.

Article X	Titleholder and Risk of Loss

10.1
PHI to Designate Titleholder.  PHI shall be permitted, at its sole discretion, to designate its Affiliate that takes possession of the Goods provided under this Contract as the titleholder of such Goods (referred to herein as the “Titleholder”).  Title, which shall be free and clear of all liens, claims, changes, security interests and encumbrances whatsoever, shall, unless otherwise directed by PHI, pass to Titleholder, upon identification of Titleholder, of such Goods by Contractor. Titleholder shall have the right to enforce, in its own name, the warranty terms of the Contract with respect to such Goods.  At PHI’s request, Contractor will fix appropriate notices or labels on the Goods to indicate ownership by Titleholder.  To the extent required by PHI, Contractor shall execute all such documentation or agreements deemed necessary to PHI to evidence Titleholder’s interest in or title to the Goods.

10.2
Risk of Loss and Title.  Risk of loss or damage and Title to Goods, Materials and Equipment provided, or to be provided in accordance with this Contract, shall not pass to Titleholder until *** *** *** *** *** *** *** For the purpose of this document, *** *** of *** will occur *** *** of the *** at the *** *** is *** as outlined in the SOW.   Contractor assumes responsibility for damage to Goods, Material, Equipment and personnel, caused by the negligent or tortious acts or omissions of its personnel, and the personnel of its Subcontractors of all tiers, in the performance of the Work.

Article XI                      Materials

11.1           PHI Supplied Materials.  To the extent provided for in the Contract, PHI shall furnish the Material required for the performance of the Work.  If, and as required by PHI, Contractor shall provide advance notice before attempting to pick up any such PHI supplied Material from the source designated by PHI.  Upon obtaining such PHI provided Materials, Contractor shall be responsible for delivering such items to the Work Site.  After Contractor has accepted Materials furnished by PHI Contractor shall be responsible for the safety and protection of such Material from loss or damage of any nature until the Work is completed.  Contractor shall maintain and protect Material and Equipment during storage and after installation in accordance with the manufacturer's warranty requirements and special storage instructions, and as directed by PHI, until Completion.

11.2   Contractor-provide Materials.  Materials not being supplied by PHI shall be furnished by Contractor.  Unless otherwise expressly set forth in the Contract, all Contractor supplied Goods, Materials and Equipment shall be delivered, at Contractor's *** ***, “***”  Contractor shall use the type, quality and quantity of Materials specified in the SOW.  In the event the SOW does not so specify the type, quality and/or quantity of
    Materials  required, Contractor shall, if required by PHI, submit for review and approval by PHI, specification sheets or product sheets describing the Materials that it proposes to procure.  Contractor shall, after approval by
    PHI, if required, or on its own, if prior approval is not required, procure Materials in the quantity and of the type which are fit for the particular purposes intended by the Contract.  PHI shall not be responsible for the loss or theft of Contractor-supplied Materials, tools or Equipment, or for personal belongings of Contractor’s employees while on the Work Site or otherwise on PHI’s property.

Article XII                      Equipment

12.1
Contractor To Provide Equipment.  Subject to PHI’s right to reject or require Contractor to repair or replace Equipment that PHI considers, in its reasonable discretion, inadequate, unsafe, or otherwise inappropriate for use on the Work, the Contractor shall provide all of the equipment necessary to complete its Work (“Equipment”).  Nothing herein requires PHI to inspect Equipment used or to be used by Contractor.  Additionally, the cost for Contractor’s use of items such as cellular telephones, hand held tools, communication radios and other items ancillary to the provision of the Work shall not be charged to PHI.

Article XIII	Changes to the Scope of Work

13.1
Contract Changes.  Either party may, at any time during the term of this Contract, request the performance of Extra Work by initiating a contract change. Once agreed, PHI shall issue a Contract Change Authorization Form (a form of which is attached hereto as Attachment B) to Contractor.  The Contract Change Authorization Form shall set forth the agreed upon pricing for the Extra Work. And shall constitute an authorization to proceed with the Extra Work described therein

13.2
Reduction in Scope of Work.  Contractor shall delete any portion of the Work from the Scope of Work upon receipt from PHI of a Contract Change Authorization directing such deletion and PHI will deduct, from any monies due the Contractor, the actual amount agreed upon for said deleted Work. Where a reduction in the scope of work could affect contractor’s ability to perform remaining deliverables or increase contractor’s cost to perform the remaining scope of work, the parties shall mutually agree upon appropriate adjustments to costs, schedule, or deliverables.

Article XIV	Installation Instructions
14.1
Installation Instructions.  Where assembly, alignment, and erection of Contractor or Subcontractor supplied Goods is required in the field, Contractor shall furnish procedures and instructions for this work, outlining all field operations necessary to install and place Goods into satisfactory operation and, where applicable, shall provide descriptions of the field installation operation.   Contractor shall furnish PHI with all information required to incorporate the Goods into its facilities and operations.

14.2	PHI Rights. PHI shall be granted and shall retain *** *** the *** right to *** and *** any and all documentation required by this Article to be furnished by Contractor to PHI.

Article XV	Deliverables/ Right to Use
15.1
Contractor to Provide Deliverables.  Contractor shall provide to PHI, prior to completion of the Work, or at such other time as may be directed by PHI, all Drawings, installation and operation manuals, copies of manufacture’s warranties and all other Deliverables described in the Contract in the form, quantity and quality as described in the SOW.

15.2	All work done pursuant to this Contract is ***

15.3
PHI shall have complete and unrestricted right to use all plans, specifications, drawings, reports, manuals and documents prepared or generated by Contractor in connection with its performance of the Work described or referred to herein.  If, for any reason, PHI is found not to own such copyright, an assignment thereof shall be made by Contractor.  Any re-use of work by PHI, or its contractors, agents, assigns, and successors, shall be at PHI’s sole risk, and PHI shall indemnify and hold Contractor harmless from such re-use of work for purposes other than intended under this Agreement.

15.4           The Contractor affirms that, by entering into this contract, it will not be providing 50% or more ofits total output to PHI.

Article XVI                      Testing and Inspection

16.1           PHI Right to Inspect.  PHI shall have the right, at all reasonable times, at the shop and at the
Work Site, to inspect the Goods to determine whether they meet the requirements of the Contract.  PHI may ***and *** *** or r*** of any Goods found, upon inspection, to be defective or not in accordance with the Contract, *** of the *** of their c*** or the *** or ***of discovery of such ***or ***

Article XVII                      Warranties

17.1
Unless otherwise provided in the text of the  SOW, Contractor warrants that all materials supplied under this Contract are of merchantable quality and are free from defects in design, materials, workmanship, and title, are fit for purposes of which goods of that type are ordinarily used as well as for any purposes Contractor has specified or advertised, and that the materials conform in every respect to the specifications of the  SOW and any applicable sample or description given to PHI.  Contractor further warrants that all workmanship and the materials purchased will be (a) supplied in strict accordance with incorporated specifications and drawings; (b) new and of the most suitable grade of their respective kinds for the purpose, (c) installed to the satisfaction and with the approval of PHI; (d) shall be free of any claim of any third party; and (e) shall conform to all laws and regulations relating to their manufacture and use.  In addition, Contractor incorporates by reference and passes on to PHI the benefits of all warranties given to Contractor by persons from whom Contractor purchased any of the materials.  Contractor shall, within a reasonable time after receipt of written notice thereof, make good at its own expense and without cost to PHI, any defects in materials or workmanship which may appear within *** after the date on which it was *** Provided, however, that where ***

17.2
Contractor warrants and represents that all Services are complete and accurate, are performed in a workmanlike, professional and efficient manner by qualified personnel, and conform to all requirements of this Contract.  If Contractor is required to provide equipment as part of the Services, Contractor warrants that all such equipment (i) shall be of good quality and workmanship and free from defects, latent or patent, (ii) shall conform to all specifications, drawings, and descriptions furnished by or to PHI (iii) shall be merchantable and suitable for their intended purpose, (iv) shall be free of any claim of any third party, and (v) shall conform to all laws and regulations relating to their manufacture and use.  If Contractor is required to provide software as part of the Services, Contractor warrants that all such software developed or prepared for PHI shall contain no “computer viruses” or other “contaminants,” including any codes or instructions that may be used to access, modify, delete, damage or disable PHI’s computer system.  Contractor expressly waives and disclaims any right or remedy it may have at law or in equity to de-install, disable or repossess any deliverables under this Contract by means of any so-called “disabling devices” should PHI fail to perform any of its obligations under this Contract.  The duration of the warranties in this Article shall be ***

17.3
Contractor warrants that Contractor is sufficiently staffed and equipped to fulfill its obligations under this Contract, that any employee providing Services to PHI shall possess the qualifications represented by the employee’s resume and that the employee will be qualified by education and experience and competent to provide the Services to be performed by such employee.  PHI shall have the right to require the immediate removal from the work of any employee of the Contractor not so qualified.  Contractor shall, at its own expenses, furnish a replacement employee possessing the required qualifications, if available.  Such replacement shall be the sole and exclusive responsibility of the Contractor for breach of the above warranty.

17.4	Contractor makes no other warranties, express, implied or statutory, including but not limited to the implied warranties of merchantability and fitness for a particular purpose.***

17.5
Contractor represents and warrants that it has not and it shall not assign, agree, nor otherwise transfer or encumber any right, title or interest to any technology or intellectual property that would conflict with its obligations under this Contract.  Contractor further represents and warrants that the performance of Services and the delivery of Work Product hereunder shall not violate (i) any applicable law, rule or regulation; (ii) any contractual, fiduciary or other duties to third parties; and (iii) any patent, trademark, copyright, trade secret or other similar right.  Contractor warrants that there is no actual or threatened suit by any third party that could cause Contractor to violate its obligations hereunder.

17.6
Contractor warrants that if any of the Services fail to conform to the requirements defined in the SOW or are not in accordance with sound and generally accepted industry standards, Contractor will perform such necessary corrective Services of the type originally performed as may be necessary to correct any such defects brought to Contractor’s attention in writing by PHI within ***. If PHI determines that such reperformance is impractical or undesirable, ***the parties shall determine ***.  Goods that are repaired, adjusted, modified, or replaced by Contractor pursuant to its obligations hereunder shall be warranted as set forth herein, except that the warranty period shall extend to the latter of:  (i) the expiration of the original warranty period; or (ii) *** from the date of such repair, adjustment, modification, or replacement.

17.7
None of the remedies available to PHI hereunder or at law or equity for breach of any of the foregoing warranties may be limited except as specifically agreed upon by PHI in a separate written Contract signed by its authorized representative.

17.8
Remedy for Breach of Warranty.  If, during the warranty period, PHI determines that any portion of the Work fails to conform to the warranty, in addition to any other rights and remedies that PHI may have, including, but not limited to, execution of Performance Guarantees as provided for in the SOW, PHI may, in its reasonable discretion, adopt one or more of the following remedies:

(i)	Direct Contractor at its own expense, to correct such nonconformity or nonperformance by repair, adjustment, modification, or replacement;

(ii)           Such other arrangements as Contractor and PHI may agree.

Contractor’s liability under a warranty claim shall include all costs associated with repair or replacement of the non-conforming Work, including, but not limited to, the costs of equipment and field labor necessary to gain access to the Work; for disassembly, inspection, removal, replacement, and/or re-assembly of such Work; and for transportation and shipping of such Work for the purpose of obtaining the required repairs.

17.9
Pass-Through Warranties.  In the event that Contractor purchases Goods or Materials in its own name for incorporation in the Work delivered to PHI, and Contractor receives a warranty from the vendor of such Goods or Materials, Contractor shall ensure that such warranty is passed through to, and is enforceable by, PHI and Titleholder.

17.10
Non-Waiver.  All representations and warranties of Contractor shall survive the Contract.  The Contractor is not relieved of its obligations under the warranties provided hereunder regardless of whether (i) PHI approves the Materials to be used, (ii) PHI approves the manner of performing the Work, (iii) PHI accepts the Work or any part thereof, or (iv) PHI does or does not repair or replace any part of the Goods not in compliance with the Contract.

Article XVIII	Claims

18.1           Third-Party and Customer Claims.  In accordance with the below indemnity provision, Contractor is liable for any and all injury, loss, or damage arising out of this contract, including liability for injury, loss or damage to third-party and customer claims (referred to as a “Claim”).  It is contemplated that, with the number of customer installations which will be performed underthis Contract, there will be a number of “nuisance claims” filed by customers, including smallClaims alleging that the installer damaged customers’ landscaping or home interior***

Contractor shall establish and provide to PHI for review and approval, a process for the receipt and adjusting of such nuisance Claims.  For the purposes of this contract, nuisance Claims shall be defined as Claims in which the third-party or customer is alleging *** or less in damages.

Where the Contractor fails to remedy such damage in a reasonably timely and competent manner, ***may, in *** *** ***, elect to take such action necessary as to remedy the damages and shall *** from any ***due the ***the *** *** of doing so.

On a quarterly basis, contractor shall provide PHI with a report of all pending claims and Claims resolved in that quarter, providing the following: (1) claimant; (2) date of Claim; (3) summary of Claim; (4) name of contractor employee; (5) status or resolution.

For Claims of greater than *** and any lawsuits received, contractor shall advise PHI of such Claim or lawsuit within five (5) business days’ of receipt.   PHI reserves the right to participate in   any defense of such Claims or lawsuits.

18.2
Contractor Claims.  In the event that Contractor seeks relief related to a requested adjustment to Contract terms, Contract Price and/or Contract Milestone Schedule (referred to as a “Claim”) it must comply with the deadlines set forth in Subsections ___ and ____.  Claims not submitted in compliance with Subsections 25.1.1 and 25.1.2 shall not be payable by PHI under this Contract.

18.2.1.
Contractor shall provide preliminary written notice to PHI of all Claims arising under this Contract, whether involving law, fact, or both, or Extra Work, as soon as possible, but in no event not later than *** working days after the Contractor knew or should have known of the event giving rise to the dispute or Claim; provided, however, that if the Claim is of a continuing character and notice of the Claim is not given as set forth above, the Claim will be considered only for a period commencing *** working days prior to the receipt by PHI of preliminary notice thereof.  Preliminary notice of a Claim need not detail the amount of the Claim, but shall state the facts surrounding the Claim in sufficient detail to identify the Claim, together with the character and scope thereof.

18.2.2
Detailed cost data supporting any payment requested from PHI must be submitted to PHI’s Project Manager within 60 days of preliminary notice of the Claim.  Continuing cost data supporting a request for payment must be submitted within 30 days of the date that such cost data is available to Contractor.  Claims will not be considered or paid for Contractor principal office costs, including compensation of personnel stationed at said principal office, loss of financing, business and reputation and for lost profit or consequential damages.  It is the Contractor's obligation to maintain records to substantiate the Claim.

18.3
PHI Review of Contractor Claim.  In conducting its review of Claims submitted by the Contractor, PHI may (i) request additional supporting data from the Contractor; and (ii) obtain data or other information from Contractor and Subcontractors or others who have information related to the events or occurrences giving rise to the Claim.  Contractor shall be required to cooperate in any review conducted by PHI.  Failure by the Contractor to so cooperate may result in rejection of the Claim.  PHI may either (i) reject the Claim in whole or in part; (ii) accept the Claim in whole or in part; or (iii) recommend that the Contractor seek to compromise the Claim.  Contractor disagreement with PHI disposition of a Claim may be addressed by Contractor under the Dispute Resolution Procedure set forth in Article XIX.

Article XIX	Dispute Resolution

19.1           Dispute Resolution Procedure.  If the Parties’ representatives are unable to resolve disputes arising under this Contract through their normal course of business (“Dispute”) they each shall have the right to have such Dispute resolved through operation of the procedure (“Dispute Resolution Procedure”) provided for in this Article XIX.

19.2
Notice of Dispute.  Either Party asserting the existence of a Dispute under this Contract shall deliver a written notice (“Dispute Notice”) to the other Party describing the nature and substance of the Dispute and proposing a resolution of the Dispute.

19.3
Executive Negotiation.  During the first thirty (30) days following the delivery of the Dispute Notice (and during any extension agreed to by the Parties, the "Negotiation Period") an authorized executive officer of Contractor (the "Contractor's Executive") and an authorized executive officer of PHI (the "PHI's Executive") shall attempt in good faith to resolve the Dispute through negotiations.  If such negotiations result in an agreement in principle among such negotiators to settle the Dispute, they shall cause a written settlement agreement to be prepared, signed and dated (an "Executive Settlement"), whereupon the Dispute shall be deemed settled, and not subject to further dispute resolution.

19.4
Alternative Dispute Resolution.  If an Executive Settlement is not achieved, at the conclusion of the Negotiation Period, the Dispute may, by mutual agreement of the Parties, be submitted for resolution in any other manner that they may agree to at the time such Dispute arises; provided, however, that a Party's agreement to any such other dispute resolution procedure with respect to any particular Dispute shall not act as a waiver of the right of any Party to have any other Dispute resolved in accordance with the Dispute Resolution Procedures set forth in this Article XIX..

19.5
Tolling of Statute of Limitations.  The initiation of any Dispute Resolution Procedure under this Article XXVI, to the extent permitted by applicable law, shall, upon the delivery of a Dispute Notice, suspend the running of the statute of limitations applicable to the Dispute described in such Dispute Notice until fourteen (14) calendar days after the conclusion of all such Dispute Resolution Procedures.

Article XX	Termination

20.1           Term. This Contract shall commence upon execution and shall remain in effect until termination;
provided, however, that, if there is a SOW for which the Parties have obligations that extends beyond such termination, the terms of this Contract shall continue to apply to such SOW until all obligations have been satisfied.

20.2
Suspension of Work.   PHI may, at any time during the Term, direct Contractor to suspend performance under any SOW.  Contractor may submit a Contract Change Authorization Form seeking a change in price and/or schedule to reflect costs incurred or unavoidable delays caused by such suspension of Work.

20.3	Termination for Convenience. PHI may at any time terminate performance of the Work under this Contract in whole or in part for the convenience of PHI by written notice to the Contractor.

20.4	Payment Upon Termination

(i) Reimbursable Costs — In the event of a termination of this Contract for convenience, Contractor shall be entitled to recover for its services actual costs incurred in accordance with this Agreement through the date of termination including reasonable mutually agreed costs of winding down and costs required to buy out existing contracts entered into exclusively for the performance of this Agreement.  The total reimbursable cost shall in no event exceed the Agreement price.

(ii) Notwithstanding anything to the contrary herein, in the case of a termination for cause, Contractor shall not be entitled to receive any portion of the monies due it, which may have been earned prior to the date of termination but that it has not actually received prior thereto, until such time as the costs incurred by PHI for which Contractor is liable as a result of its default are determined by PHI in accordance with Section 20.5.2, below.  When such determination is made, Contractor shall receive such amount, if any, as is in excess of the costs occasioned by Contractor’s default.

(iii) If performance of work under this Agreement is terminated for cause, PHI may complete or arrange for the completion of the Services, and Contractor shall be liable to PHI for increased reasonable costs incurred by PHI as a result of the default as determined by Contractor and PHI.  Contractor shall pay the difference to PHI within 30 days of PHI’s demand therefor.  If this Agreement is terminated before or during any task(s) to be performed as part of the Services, Contractor will refund to PHI all amounts associated with all such uncompleted tasks.

20.5	Termination for Cause.
20.5.1
PHI reserves the right, without any liability to Contractor, except to pay for work satisfactorily completed and accepted by PHI prior to termination, to terminate all or any part of this Contract upon 30 days written notice to Contractor, if any of the following have not been cured within the 30 day notice period. For events that are not capable of cure within a 30 day period, the parties will negotiate in good faith a mutually satisfactory cure period. During the life of this agreement, Contractor will only be entitled to two cure periods for a particular type of default.

(i)
Insolvency of Contractor, the filing of a voluntary petition in bankruptcy by Contractor, the filing of a petition to have Contractor involuntarily declared bankrupt, the appointment of a receiver or trustee for Contractor, or the execution by Contractor of an assignment for the benefit of creditors;

(ii)	A breach by Contractor of any of the material terms of this Contract, including any warranty of Contractor;

(iii)	A failure by Contractor to comply with or perform any of the other material provisions of this Contract;

(iv)
It becomes reasonably apparent, in PHI’s reasonable judgment, that Contractor is not going to make timely and/or acceptable delivery of the Goods or Services, or that Contractor may otherwise default in its performance under the Contract;

(v)	A seizure pursuant to judicial process of any of Contractor's machinery, construction Equipment, tools, etc;

(vi)	The refusal or neglect of Contractor to supply such number of properly skilled workers as PHI shall determine at any time to be required to complete the Work in accordance with the Contract;

(vii)	The failure or refusal of Contractor, for any reason whatsoever (regardless of whether such failure or refusal shall be due to its negligence or otherwise), to supply proper Materials;

(viii)	The failure of Contractor to make prompt payments to Subcontractors or for Materials or labor; or

(ix)	Any disregard by Contractor of laws, ordinances, rules, regulations, or policies or instructions of PHI.

20.5.2
Contractor shall cease performance of the Work immediately upon receipt of notice of termination for cause.  For the purpose of completing the Work, PHI may finish the Work by whatever means PHI may deem expedient.  In case of any such termination for cause, Contractor shall not be entitled to receive any further payment until the Work shall be wholly finished.  At such time, if the unpaid balance to be paid for Work completed by Contractor under this Contract shall exceed the sum of all expenses incurred by PHI in finishing the Work plus any other expense PHI might have incurred in connection with the cancellation or with arranging for or effecting the completion of the Work. If, for any reason, termination for cause shall be found to be invalid or unenforceable by an appropriate legal forum, such termination shall be deemed to be a termination for convenience by PHI.

20.5.3
Comverge reserves the right, without any liability to PHI, to terminate all or any part of this Contract upon 30 days written notice to PHI, in the event PHI fails to pay any undisputed invoices within the 90 days of the due date.  In the event of the following, Comverge within 30 days notice can terminate for cause

(i)
Insolvency of PHI, the filing of a voluntary petition in bankruptcy by PHI, the filing of a petition to have PHI involuntarily declared bankrupt, the appointment of a receiver or trustee for PHI, or the execution by PHI of an assignment for the benefit of creditors;

(ii)	A breach by PHI of any of the material terms of this Contract, including any warranty of PHI;
        (iii)           A failure by PHI to comply with or perform any of the other material provisions of this Contract;

20.6                 Title to Material.  Title to all Material and Goods for which PHI has paid Contractor hereunder shall vest in Titleholder and such Material and Goods may be disposed of as directed by PHI.  Any manuals, As-built Drawings, or other pertinent documents which are in existence prior to the effective date of termination and which would have been provided to PHI at the end of the Work shall be furnished to PHI and will be deemed to be the Titleholder's property.

Article XXI                      Prices and Payment

21.1	Contract Price. Contractor shall perform the Work for the Contract Price set forth in the Contract Documents.

21.2
Taxes.  Contractor shall be responsible for all Taxes and duties applicable to the Work.  PHI shall provide evidence, as applicable, for exemption from applicable state sales and use taxes.  Contractor agrees to assign and transfer to PHI all of its rights to sales and use tax which may be refunded as a result of a claim for refund for materials purchased in connection with this Contract.  Contractor further agrees that it will not file a claim for refund for any sales or use tax which is the subject of this assignment.  Contractor agrees to include this assignment of refund rights language in full in any contract with Subcontractors.

(i)  Where the Buyer is identified as Delmarva Power and Light Company, Maryland Sales and Use Tax shall not be billed pursuant to Maryland Permit No. 17.  Where the Buyer is identified as Atlantic City Electric Company, New Jersey Sales Tax shall not be billed pursuant to Direct Payment Permit No. 210-398-280/000. Where the Buyer is identified as Potomac Electric Power Company (Pepco), Maryland Sales and Use Tax shall not be billed pursuant to Maryland Permit No. 47185 and District of Columbia Sales and Use Tax shall not be billed pursuant to District of Columbia Permit No. 4911-0002107-001.

21.3
Reimbursement, Compensation and Payment.   PHI shall pay to Contractor only the compensation described in the P.O. and/or SOW, and shall not be responsible for any services performed in excess of the total price of the P.O. unless approved in writing by an authorized representative of PHI.

(i)  Amounts due Seller under a SOW shall be paid ***.  Delay in receiving invoices or any other data requirements in number of copies specified, or errors and omissions on either will be considered just cause for withholding payment without loss of cash discount privilege.  All discount periods will begin on the date that Buyer receives materials. Terms shall be based on receipt of goods and services, receipt of invoice or required date of goods and services, whichever is later.  Sellers are further required, when so requested, to supply its federal tax ID number as a condition of payment.

Article XXII	Confidentiality

22.1
Confidential Information.  All knowledge and information that either party  may receive from the other or from its employees, or by virtue of the performance of Work under and pursuant to this Contract, including but not limited to, all financial, economic, business, operational, strategic, regulatory, technical or other information regarding a party or any Affiliate, including all business and marketing plans, customer lists, pricing information, policies and procedures, software, specifications, drawings, models, scopes of work, reports, forecasts, data, know-how, designs, algorithms, software programs, financial projections, research, developments, ideas and operations, including any material bearing or incorporating any such information, whether contained in or relayed by writing, electronic form, verbally, or otherwise, and whether disclosed prior to or after the date hereof shall collectively be defined for purposes of this Contract as “Confidential Information”.   Confidential Information shall not include any information that: (i) the receiving party  can reasonably demonstrate was in its possession, care, custody or control, on a non-confidential basis, prior to disclosure hereunder; (ii) is or becomes publicly known through no wrongful act of the receiving party ; (iii) is lawfully received by the receiving party  from a third party not bound by a confidentiality obligation to the other ; or (iv) has been independently developed without reference to or use of any Confidential Information.

22.2
Use of Confidential Information.  Each party shall treat all Confidential Information for all time and for all purposes as strictly confidential and held by the receiving party in confidence, and solely for the receiving party’s benefit and use, and shall not be used by a party or directly or indirectly disclosed by the receiving party to any third party except with the disclosing party’s prior written permission.

22.3
Return of Confidential Information.  At the disclosing party’s request, the receiving party   shall return all Confidential Information to the disclosing party or provide a written certification that all such Confidential Information and/or copies have been destroyed.

22.4
Remedy for Breach. The parties acknowledge and agree that each party shall be irreparably harmed if the other’s obligations under this Article 22 are not specifically enforced and that money damages would be inadequate to remedy any breach of such obligations.  Therefore, the receiving party  agrees and consents that, in addition to any other remedy that the disclosing party may have at law or in equity, the disclosing party  may seek to enforce this Contract by injunction, restraining order, or other equitable remedy.

Article XXIII	License Fees and Royalties

23.1.1	Contractor to Pay Fees. Contractor shall pay all *** that are payable on account of the Services or any part thereof, and shall otherwise assume all costs incidental to the use of any ***.

Article XXIV                                Compliance with Laws and PHI Requirements

24.1
Compliance with Laws.  Contractor shall comply with all applicable international, Federal, state and local laws, rules, and regulations including, without limitation and incorporated by reference herein, Section 202 of Executive Order 11246 (41 CFR Part 60), Section 503 of the Rehabilitation Act of 1973 (41 CFR Part 741), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (41 CFR Part 60-250), Public Law 95-507 (15 USC 637(d)), and all immigration laws pertaining to employment.   Contractor shall certify, in writing, such compliance at PHI’s request.

24.2
Compliance with Safety Related Laws and Regulations.  Contractor shall comply with the federal Occupational Safety and Health Act ("OSHA") Construction Safety and Health Standards, Construction Industry Standards (29 CFR part 1926), applicable General Industry Standards (29 CFR part 190), and all other applicable laws, ordinances, rules, regulations, and orders of any public body having jurisdiction for the safety of persons or property or to protect them from damage, injury, or loss.  Contractor shall furnish and erect all temporary barricades required by Federal, state, or local laws, ordinances, rules, or regulations, by any governmental authority or by Work Site conditions.  All such barricades shall be arranged so as to ensure the safety of all workers, persons, and property, and shall be removed by Contractor at the completion of the Work.

24.3           Maintenance of Records.  Contractor shall, and shall require all its Subcontractors, to keep all records, file all reports and otherwise comply with all federal, state and local laws and regulations applicable to the Work including, without limitation, all laws and Executive Orders and pertinent rules and regulations adopted thereunder applicable to contractors.  This Contract is deemed to include all provisions specifically required by law to be incorporated herein.  If Contractor performs any work contrary to such laws or regulations, Contractor shall promptly, without cost or expense to PHI, modify its performance as necessary to so comply.

24.4           Permits and Licenses.  Permits and licenses necessary for performance of the Work shall be secured and paid for by ***, unless otherwise directed by ***  ***shall be duly registered, and shall hold whatever licenses are required for the specific work being performed, in the state in which the work is to be performed.  Unless waived by ***, all Drawings provided by *** shall contain the approval and seal or stamp of a professional engineer.

Article XXV                      Indemnification

25.1
Contractor Liability.  Contractor shall have the absolute and entire responsibility and liability for any and all injury, loss or damage of any kind or nature whatsoever, direct or indirect, suffered by any person or property (which terms for the purposes of this Contract shall respectively include, without limitation, any employees or agents of Contractor or of any of its Subcontractors, and any property of Contractor, or of any of its Subcontractors, or its employees or agents, and any property of PHI, or of any of its contractors, customers or its employees or agents) and arising out of, caused by, resulting from or suffered in connection with, the performance of the Work provided for in the Contract or any activity connected therewith.  The term “activity connected therewith”, for the purposes of this Article, shall include without limitation any operation, control or use by or for Contractor or any of its Subcontractors (or any employees or agents of either) of any Equipment of PHI, whether such Equipment was furnished by PHI with or without charge.

25.2
Contractor Intellectual Property Indemnification.  In the event of a claim that the manufacture, use or sale of any of the Goods, Material, Equipment, or any part thereof, supplied or used under this Contract (provided PHI makes no material design changes) constitutes infringement of any patent, copyright or proprietary information rights of others, Contractor shall, at it sole expense:

(i)
Indemnify and hold harmless PHI and Titleholder from and against any such claim and shall defend any suit or proceeding brought against PHI and/or Titleholder based on such claim and Contractor shall pay all damages and costs awarded therein against PHI and Titleholder; and

(ii)
At Contractor’s option, either procure for PHI the right to use said Goods, Material and/or Equipment, including any part thereof, to modify said Goods, Material and/or Equipment so that they become substantially equal but non-infringing, or remove said Goods, Material and/or Equipment and refund the Contract Price and the transportation, installation and associated costs thereof.

25.3
Contractor Indemnification.  Contractor hereby agrees to indemnify and hold harmless PHI and any and all of PHI’s  directors, officers, employees, agents and servants, and every other person directly or indirectly engaged on behalf of PHI in any activity connected with the performance of the Contract or such Work, from and against any and all third-party demands, claims, liabilities, damages, losses, judgments, costs or expenses (including attorney’s fees) incurred by the indemnitee in connection with injuries or damages to persons and/or property arising out of or resulting from any Work performed hereunder (or any activity connected therewith) including, but not limited to acts of omissions of Contractor, any or its employees or agents, and/or acts or omissions of any Subcontractor, or their employees or agents, and excluding such injuries or damages only to the extent required by law.  Contractor agrees to defend, at its expense, any suit or action brought against PHI and/or any of PHI’s employees based on any such alleged injuries or damages to persons and/or property arising out of or resulting from any Services performed by Contractor hereunder (or any activity connected therewith). In the event that Contractor fails to assume PHI’s defense under the terms of this provision, it shall pay, in addition to the costs and expenses stipulated above, any and all costs to PHI, including attorneys’ fees, in acting to enforce Contractor’s obligation hereunder.

25.4
Contractor agrees to defend, indemnify and hold harmless PHI for all costs and expenses associated with any claim that the Work, the Work Product or PHI’s use thereof infringe a patent, copyright, trademark, trade secret or other intellectual property right of any third party.  No settlement that prevents PHI from continuing to use the Work Product shall be made without PHI’s prior written consent.  Should PHI’s use of the Work Product be enjoined by any court, Contractor will, promptly and at no expense to PHI, either:  (a) obtain the right to continue to use the Work Product; or (b) provide PHI with substitute items that are functionally equivalent to the Work Product.

Article XVI                      Insurance

26.1
Insurance Requirements.  Before commencing the delivery of Goods or the provision of any Services under this Contract, Contractor shall procure and maintain at its own expense the following minimum insurance in forms and with insurance companies acceptable to PHI:

(i)	Workers’ Compensation insurance for statutory obligations imposed by Workers’ Compensation, Occupational Disease, or other similar laws;
(ii)	Employer’s Liability: *** per occurrence;

(iii)	Business Automobile Liability (for all owned, non-owned, hired, and leased vehicles): *** per occurrence;

(iv)
Comprehensive General Liability (including contractual liability insurance): *** per occurrence, and an aggregate, if any, of at least ***. The contractual liability insurance coverage shall insure the performance of the contractual obligations assumed by Contractor under this Contract, including specifically, but without limitation thereto, Article XXXII entitled “Indemnification”;

(v)
Professional Liability (errors & omissions), where applicable, covering the professional services being delivered by Contractor: *** per occurrence. Such coverage shall remain in force for a minimum of three years following termination of Services under this Contract; and

(vi)	Any other insurance as may be required by PHI in the SOW.

26.2
Proof of Insurance.  Upon execution of this Contract, Contractor shall provide to PHI’s Corporate Insurance Department, located at 701 Ninth Street, NW, Washington, DC 20068, certificates of insurance, including any endorsements, acceptable to PHI with respect to the above insurance requirements, and with respect to subparagraphs (ii), (iii), (iv) and (v) above, naming PHI, its officers, directors, employees and agents as additional insureds.  Such certificates and insurance coverage required by this Article 26 shall contain a provision that no coverage afforded under the policies will be canceled, materially changed or allowed to expire until at least thirty (30) days prior written notice has been given to PHI.  Such insurance shall provide a waiver of subrogation in favor of PHI, state that coverage is primary to any other valid insurance available to PHI (to the extent permitted by applicable insurance law), and allow cross liabilities and coverage regardless of fault.

26.3
Insurance for Subcontractors.  Contractor shall maintain adequate insurance coverage for Subcontractors, and in the event any Subcontractor(s) provide any Goods and/or Services for Contractor, Contractor may require such Subcontractor(s) to also maintain insurance in accordance with the requirements of this Article 26.

Article XXVII                                Audit and Record-Keeping

27.1
PHI shall have the right at all reasonable times to review and audit (i) all evidence, including but not limited to, correspondence, records, vouchers and books of account supporting charges invoiced to PHI by Contractor for Services performed or money expended under this Agreement; and (ii) all records necessary to verify Contractor’s compliance with PHI’s requirements described under Section 9 below.  Contractor shall maintain and retain for a period of three (3) years after the date of the applicable Purchase Order all invoices, time sheets, payroll records and other evidence supporting all such charges.

Article XXVIII	Force Majeure
28.1
Definition.  Neither Party shall be considered to be in default in the performance of its obligations under this Contract, to the extent that the performance of any such obligation is prevented or delayed by any cause which is beyond the reasonable control of and without the fault or negligence of the affected party.

28.2
Notice of Event. If either Party’s ability to perform its obligations under this Contract is affected by an event of Force Majeure, such Party shall promptly, upon learning of such event and ascertaining that it will affect its performance under the Contract, give notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. Such notice shall be given no later than four (4) days after the affected Party ascertains that its performance will be affected.  Failure to give such notice within the time specified shall be deemed a waiver of the relief for Force Majeure provided herein.

28.3
Extension of Time for Performance.  The Party claiming Force Majeure may only extend the time for its performance for a period would be necessary to compensate in time for the effect of such Force Majeure event.

28.4
Excuse From Performance.  In the event that the performance by either Party or a portion thereof is rendered impossible by a Force Majeure event, that portion of performance so affected shall be deemed terminated and the price shall be adjusted accordingly.

28.5	Risk of Loss*** shall bear all costs and expenses caused by a Force Majeure event and the risk of loss to all items damaged or destroyed by a Force Majeure event.

PHI Service CompanyCONFIDENTIAL

11	Article XXIV Subcontracting

29.1
Use of Subcontractors. Subject to PHI’s review and prior approval Contractor may employ Subcontractors, contract employees, consultants or other non-employees, to complete any part or parts of its Work under this Contract.  The Contractor shall be liable to PHI for the acts and omissions of its Subcontractors and of persons either directly or indirectly employed by them including, specifically, an obligation to indemnify PHI for acts and omissions of its Subcontractors as set forth in Section 32.2.

Article XXX                      Miscellaneous

30.1
Non-Waiver.  No waiver by either Party of any provision of this Contract shall be effective unless expressly contained in a writing signed by the waiving Party.  Failure by the other Party to enforce any provision of this Contract or to exercise any right arising out of this Contract shall not be deemed a waiver of that provision or right, or of any other provision or right, and no waiver by such Party of any breach shall be construed to be a waiver of any prior or succeeding breach.

30.2
Severability.  If any term or condition of this Contract shall be deemed to be unlawful or unenforceable by a Federal or state court or agency of competent jurisdiction, such determination shall have no effect on the validity and enforceability of the other terms and conditions of this Contract and the challenged term or condition shall be deemed deleted or modified to the extent necessary for such term or condition to be effective to the fullest extent.

30.3
Entire Agreement and Interpretation.  This Contract constitutes the entire agreement between the Parties, and supersedes all prior proposals, agreements and understandings, whether oral or written, relating to the subject matter of the Contract.  No amendment to this Contract shall be effective unless executed by authorized representatives of both Parties.

30.4
Representations.  Each Party represents and warrants to the other (i) that if it is a corporation it is validly existing and in good standing under the laws of the state of its incorporation; (ii) that it has full power and authority to execute and deliver this Contract and  to carry out the actions required of it by this Contract; (iii) that the execution and delivery of this Contract and the transactions contemplated hereby have been duly and validly authorized; (iv) that all Contract Documents will be duly and validly executed by an authorized representative of the Party and constitutes a legal, valid and binding agreement of said Party; (vi) that it is not in violation of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any Federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect the performance of its obligations under this Contract; and (vii) that it will comply with all laws, rules, regulations, codes, and standards of all federal, state, and local Governmental Authorities applicable to its compliance with this Contract.

30.5	A.
Independent Contractor/Non-Solicitation.  Contractor's relationship to PHI under this Contract shall be that of independent contractor and shall not be construed to constitute Contractor, or any of its employees or Subcontractors, as an authorized representative, agent, associate, joint venturer, or partner of PHI.

B.
Non-Solicitation.  During the term of this Agreement and for twelve (12) months thereafter, neither party will solicit for employment any employee, agent, or contractor of the other.  A general advertisement or a request for employment which is initiated exclusively by an employee or contractor of the other shall not be considered a solicitation pursuant to this section.

30.6	Use of PHI Methods, Equipment and Facilities. PHI’s methods, Equipment, and facilities shall, at all times be owned by PHI and any use by Contractor of said methods, Equipment and facilities shall, at all times, be subject to PHI’s discretion and shall remain under PHI’s exclusive direction and control.

30.7
Set-Off. Any amount owed to Contractor by PHI or any of PHI’s Affiliates shall be subject to deduction by PHI for any setoff, counterclaim, or indemnification right arising out of this or any other Contract from PHI or any of PHI’s Affiliates to Contractor.

30.8
Term and Conditions for Gas Contracts.  To the extent that the Work to be provided hereunder will be performed at, near or around facilities used by PHI for the distribution, sale or use of natural gas, the terms and conditions contained herein shall be supplemented by terms and conditions contained in Attachment F attached hereto which terms and conditions are incorporated by reference herein and made a part hereof.

30.9
Public Communication.  Contractor agrees to cooperate with PHI in maintaining good community relations.  PHI will issue all ***.  *** shall not*** release any contractor or design documents or direct load control program marketing materials until PHI has reviewed same and provided prior written approval.  *** shall not, without the prior written consent of ***, use in advertising, publicity or otherwise, the name or logo of ***, or the name or logo of any affiliate of ***, or refer to the existence of this Contract*** in any press release, website, advertising or promotional material.  ***shall, within five (5) days of the date of this Contract, remove any existing reference to *** or its affiliates from any website.

30.10
Choice of Law and Venue.  This Contract is to be interpreted and enforced under the law of the jurisdiction where the Goods are to be delivered or the Services are to be rendered (without regard to the choice of law provisions thereof), and any dispute involving the Contract shall be heard in a court of competent jurisdiction in such jurisdiction.  Where the Goods and/or Services are provided to or performed in more than one jurisdiction, this Contract is to be interpreted and enforced under Delaware law.

30.11
*** Remedies.  All of the remedies hereunder enjoyed by, or given to, ***, are cumulative, and are in addition to any other rights or remedies which *** may have at law, in equity or otherwise, and each such remedy is not exclusive of, and does not limit, any other remedy in any way.

30.12
Assignability.  This Contract is not assignable by either Party without the written consent of the other Party; provided, however, that PHI shall be permitted to assign its rights and obligations hereunder to an Affiliate without the prior consent of Contractor.

30.13
Prohibition Against Employment of PHI Employees.  Without the express prior written permission of PHI, Contractor shall not (directly or indirectly) solicit, hire or otherwise retain any employee of PHI.

30.14
Survival of Provisions.  The following provisions of this Contract shall survive the termination of the Contract and the performance of the Work contemplated by the Contract: Sections 2.1, 2.2, and 17.1 and Articles XXIV, XXV, XXVI, XXVIII, XXIX, XXX, XXXII, XXXIV and XXXVIII.

30.15
Notification of “Miss Utility” or “One Call”.  Contractor shall notify "Miss Utility" or "One Call" at least *** hours, or such other time required by the jurisdiction within which the Work is being performed, before commencing any excavation in connection with Work.

30.16
Prohibition Against Contractor Gifts or Gratuities.  PHI has a policy prohibiting its employees, agents, inspectors, consultants and contractors, and the employees, agents, or representatives of any of them, from soliciting or accepting bribes, gifts, gratuities, favors, services or anything of material value from others including, but not limited to, vendors, suppliers, contractors and subcontractors, and the employees, agents, or representatives of any of them, during or in any way connected with their participation in work done for PHI.  Upon request, Contractor shall furnish written evidence that all of its employees assigned to Work covered by this Contract are aware of the policy and agree to abide by its terms.

30.17
Limitation of Liabilities. Neither party shall be liable to the other Party for consequential, incidental, punitive, exemplary or indirect damages suffered by the other Party or any Subcontractor, supplier or customer of such Party, lost profits or other business interruption damages, by statute, in tort or contract, under any indemnity provision or otherwise.  The liability limitations herein imposed on remedies and the measure of damages shall be without regard to the cause or causes related thereto, including without limitation, the Party’s negligence, whether such negligence is sole, joint or concurrent, or active or passive.  To the extent any damages required to be paid hereunder are liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient and the liquidated damages constitute a reasonable approximation of the harm or loss.

30.18           Notices.

Any notice, demand for information or document required or authorized by this Contract to be given to a Party shall be given in writing and shall be sufficiently given if delivered by electronic mail, overnight mail, overnight courier or hand delivered against written receipt, or if transmitted and received by facsimile transmission addressed as set forth below, or if sent to such Party by electronic mail, overnight mail, overnight courier or hand delivery to such other address as such Party may designate for itself by notice given in accordance with this Section 38.18.  Any such notice shall be effective only upon actual receipt thereof by the addressee.  All notices given by facsimile shall be confirmed in writing, delivered or sent as aforesaid, but the failure to so confirm shall not in any manner render ineffective the original notice.  The address for the delivery of notices and bills to each Party and the respective telephone and facsimile numbers shall be as follows:

(i)           For PHI:

(ii)	For Contractor:

PHI SERVICE COMPANY
COMVERGE TERMS AND CONDITIONS
FOR DIRECT LOAN CONTROL SOLUTION
ATTACHMENT A

PHI SERVICE COMPANY
CONTRACT SAFETY REQUIREMENTS

1. OVERVIEW:  This document, Contractor Safety Requirements - Attachment A, outlines the safety requirements for Contractors of Pepco Holdings, Inc., (PHI) and its affiliates (as designated on the face of the Purchase Order to which this document is attached).  The Purchase Order, together with the applicable attached PHI Terms and Conditions, Scope of Work, this Attachment A, and other documents which may be identified on the face of the Purchase Order, constitute the Contract. It is not the intent of PHI to identify, in this document, activities required for Contractors to be in compliance with Occupational Safety and Health Administration (hereinafter “OSHA”) regulations, or with other applicable federal, state or local statutes, regulations, or ordinances.  This document is intended to reflect and to incorporate by reference PHI’s safety policies and procedures.

2.  CONTRACTOR RESPONSIBILITY FOR COMPLIANCE:
a. Law -  It is the Contractor’s sole responsibility to understand and to comply fully with all applicable federal, state and local statutes, regulations, and ordinances.
b. PHI Safety Requirements -  It is the Contractor’s sole responsibility to understand and to comply fully with all applicable PHI safety procedures and safety handbook(s), including any site-specific requirements.
c. Project Specific Technical Safety Requirements - For any project there may be additional, and often more specific, safety requirements. It is the Contractor’s sole responsibility to understand and follow the project specific technical safety requirements, as communicated by PHI.  In the event Contractor identifies a conflict or potential conflict between the project specific technical safety requirements and applicable law or general PHI requirements, Contractor should bring such matter to the attention of the PHI Representative (see paragraph 7(b), below) for resolution.
d. Qualified Employees - It is the Contractor’s sole responsibility to provide qualified, trained employees.
e. Contractor compliance with Sections 2(a) – 2 (d) above shall be considered a requirement of the contract.  Failure to comply may be considered by PHI to be a breach of the Contract.

3.  CONTRACTOR DEFINED:  As used herein, Contractor shall refer to the Contractor, its employees, officers, agents, representatives and permitted assigns and subcontractors.

4. COSTS OF COMPLIANCE:  The Contractor’s cost to provide the appropriate safety measures and to comply with the Law and PHI’s Safety Requirements must be considered and included as an integral part of the bid/proposal submission.

5.  DATA REQUESTS / OTHER REPORTING:  PHI may periodically request certain workforce statistical data, including but not limited to: (1) Lost Time Incident (LTI) rate for workers; (2) Restricted Work rate; and (3) OSHA Recordable Incident (ORI) rate.  Upon request, Contractor shall promptly provide such information to PHI.

6.  CONTRACTOR SAFETY AT PHI (SOURCING AND COMMUNICATION):
a.   Safety performance is a prime consideration in the selection of Contractors.  Contractor safety begins with the selection of Contractors who have demonstrated a good safety record.  As a general principle, PHI favors Contractors that have an EMR in the top quartile of the applicable service category.

b.  PHI’s goal is to ensure that Contractors with both long-term or sustaining working relationships and those with short duration contracts share the same safety values and demonstrate those values through their work performance.

c.   Safety communication covers all methods by which PHI and the Contractor communicate about safety and all methods by which Contractor in turn communicates with its employees, officers, agents, representatives and permitted assigns and subcontractors about safety. Communication begins early in the bidding phase and is on-going as an integral part of PHI’s relationship with its Contractors.  PHI expects that such safety communication will be an on-going and integral part of the Contractor’s relationship with its employees, officers, agents, representatives and permitted assigns and subcontractors. The goal is to ensure clarity and to limit misunderstandings.

7.  SAFETY COMPLIANCE:

a.  PHI will include any additional safety and health performance requirements in the Purchase Order and will hold the Contractor accountable for meeting such contractual requirements.  Such additional, specific safety requirements may include, but not be limited to, information included in bid specifications and pre-bid and pre-award documents, as incorporated into the Scope of Work,  as well as the applicable PHI safety procedures and safety handbook(s), including any site-specific  or project specific requirements, for the work to be performed by the Contractor.

b. As indicated in Section 2, above, safety compliance is the Contractor’s responsibility.  PHI will assign a designated individual (hereinafter “PHI’s Representative”) to provide additional guidance and oversight to the Contractor.

c. PHI evaluates Contractor compliance by conducting routine and/or unannounced site visits, observing formal Contractor safety inspections, responding to reports of alleged non-compliance, and reviewing various aspects of the Contractor’s safety management program and similar quality management activities.  PHI may perform formal audits and may issue formal evaluations.  Contractor hereby agrees to cooperate with PHI in the performance of any such audit.

d. If a safety violation is observed by the PHI Representative, or a PHI employee, the violation will be discussed with the Contractor (as defined in Section 3, above) at the time of discovery.

e. If directed by PHI, the Contractor must immediately initiate corrective actions and implement measures to prevent a recurrence.

f. The Contractor shall monitor individual Contractor personnel in order to be able to identify those with poor safety records.  Individuals who repeatedly violate safety rules shall be removed from the project.  Individuals who commit a single serious violation of a safety rule(s) should also be considered for removal depending on the circumstances involved.  PHI reserves the right to require the removal of such individual(s) from similar current PHI projects and to bar such individual(s) from future PHI projects or sites.
g. If a Contractor is observed to be operating in a manner that creates, or could reasonably be expected to create, an imminent danger to persons or property, the PHI Representative or a PHI employee observing the hazard is empowered to stop the job or that portion of the job impacted until the issue has been resolved to the satisfaction of PHI’s Representative.

h. The Contractor shall, immediately upon receipt of any safety-related citations or notices incurred on the project, notify and forward such citation or notice to PHI’s Representative.  The Contractor shall also immediately notify PHI of any governmental safety or environmental inspection.

i. Willful and/or repeat violations of safety requirements by the Contractor may be considered by PHI, in its sole and exclusive discretion, to be a breach of the contract and reason for immediate suspension of work, removal from the project, contract modification or termination, and/or removal from PHI’s approved bidder’s list in PHI’s sole and exclusive discretion.

j.  If the Contractor’s overall safety performance is determined by PHI, in its sole and exclusive discretion, as unsatisfactory or noncompliant with contract provisions, or if the Contractor is unwilling to demonstrate to PHI’s satisfaction, sufficient safety program improvement, such behavior may be considered a breach of the contract and reason for suspension of work, removal from the project, contract modification or termination, and/or removal from PHI’s approved bidder’s list in PHI’s sole and exclusive discretion.

8. GENERAL REQUIREMENTS:

a. As indicated in Section 2, it is the Contractor’s responsibility to comply fully with the Law and with PHI’s Safety Requirements.

b.  In cases where there is more than one method of compliance with a given safety rule or regulation, the Contractor may deviate from PHI practices only if it can demonstrate to PHI’s Representative that the alternative practice provides an equal or greater margin of safety. Any such deviation must be expressly approved by PHI’s Representative prior to utilization of the practice.

c. PHI may provide more detailed information and guidance regarding any specific procedures prior to commencement of work.

9.  ADMINISTRATIVE REQUIREMENTS:

a. Pre-Bid Meeting - Where a Pre-Bid meeting is coordinated by PHI, bidders will be provided with an opportunity to review applicable safety requirements and specific safety issues concerning the project, including but not limited to PHI procedures, safety handbooks and known site conditions.   Where a Pre-Bid meeting is not held, and or subsequent to a Pre-Bid  Meeting but prior to responding to the  Request for Proposals (hereinafter “RFP”), Contractor may request further information or documentation from PHI, which responses will be shared with all bidders.

b. Safety Plan - Contractors who are bidding to perform work which PHI has designated as requiring a project-specific Safety Plan shall submit the plan with its response to the RFP or Bid. Such Plan will be approved as part of the bid award process. At a minimum, the Safety Plan shall include the following elements:

1.  Roles and Responsibilities – Identification of who will be responsible for project safety oversight and such individual’s qualifications.  For multi-Contractor work-sites, each Contractor is responsible for its employees, officers, agents, representatives and permitted assigns and subcontractors ..  The Safety Plan shall clearly state the scope of this responsibility.

2.  Scope of Work (SOW)– The plan must specifically identify the elements of the SOW for which the plan is applicable.

3.  Task and Hazard Identification - Significant tasks to be performed by the Contractor as well as anticipated hazards and/or exposures shall be identified.

4.  Hazard Mitigation Procedures and Work Methods - For each hazard or exposure identified, the Contractor shall specify measures that will be taken to mitigate such hazards or exposures. A table format may be used to organize and present the task, hazard, and mitigation steps.  For example:

Location:	Substation Yard
Task	Hazard	Mitigation Steps
Material Handling	Contact with overhead energized lines/equipment	Off-load in the clear and have a safety observer present

5.  Incident Analysis and Reporting – Specifically include, at a minimum, any unique or special incidental analysis or reporting that might arise out of the SOW.

6.  Compliance Monitoring – Contractor shall define any unique or special methods necessitated by the SOW which will ensure that employees, officers, agents, representatives and permitted assigns and subcontractors will achieve safety compliance.

c. Contractor Orientation – Contractor Orientation is intended to serve as a communications forum to identify PHI safety requirements and the resources / references applicable to the specific contract work to be performed.  This orientation session is not intended to train contractor’s management, its employees, or subcontractors.

1.  The extent and content of the orientation session shall be commensurate with the scope and type of the Contractor’s activities and may include an orientation video(s).

2. The Contractor’s management representative responsible for the performance of the work shall attend the orientation session.

3.  After the completion of the orientation session, and prior to commencement of the work, an appropriate Contractor management representative shall certify in writing that: (1) the Contractor has been informed of PHI safety requirements; (2) that employees, officers, agents, representatives and permitted assigns and subcontractors have the appropriate qualifications to perform the work; and (3) the Contractor agrees to comply with all applicable safety requirements.  The Contractor shall complete and return the safety acknowledgment form provided at the orientation.

d. Project Kickoff – When deemed necessary by PHI, a pre-construction or project kickoff meeting will be held with the Contractor prior to the commencement of work. At the meeting:

1.  The parties will review and discuss the Contractor’s Safety Plan, if one was required.

2.  Hazard mitigation measures will be reviewed; work will not commence until these hazards have been adequately addressed.  The meeting will address the methods by which compliance will be achieved in accordance with applicable safety requirements.

3.  When requested, the Contractor shall exchange an Emergency Call List with PHI. The list must contain 24-hour contact information for key Contractor and PHI personnel.  This list will be distributed to all appropriate parties.

4.  For facility service contracts, a review of associated safety issues and specific facility issues, restrictions or practices, such as evacuation procedures will be addressed.  Any changes in the facility that may affect the safety of Contractor or PHI employees or third parties will be communicated immediately.

e. Safety Meetings and Job Safety Briefs - During the periods when work is being performed, the Contractor shall conduct regular safety meetings with their employees and subcontractors.  In addition, each crew shall conduct job safety briefs: (1) prior to each day’s work; (2) when there are changes to the work order or plan; (3) and/or when a new worker joins the crew.  Documentation of such job safety briefs shall be readily available at the job site for inspection and retained for the duration of the project or thirty (30) days, whichever is longer.

10.  INCIDENT REPORTING AND INVESTIGATION:

a. An Incident is an unplanned event that results in, or could potentially result in, (1) harm to people; (2) damage to property; and/or (3) adverse public impact.
b. There are four categories of Incidents:

1.  Injury / Illness – an event or occurrence that causes harm to a person or persons;
2.  Property Damage - an event or occurrence that causes damage to property, whether owned by PHI, the Contractor, another Contractor, or the public;
3. Adverse Public Impact – an event or occurrence that disrupts service to the public or result in adverse publicity or public reaction;
4. Near-Miss – an event or occurrence which had the potential under different circumstances to any of the above.

c. A Hazardous Condition is a condition that requires actions to rectify and requires further investigation in accordance with this Section, in order to prevent such Hazardous Condition from becoming an Incident.

d. If an Incident occurs, the first priority is to minimize exposure of personnel and/or the public to the potential for additional injury or consequence and to ensure that the injured receive medical treatment.  Contractor shall report promptly any Incident(s) to PHI’s Representative.

e. Incident Reporting – The PHI reporting requirement outlined herein does not substitute for any applicable legal reporting requirements.  In the event of an Incident, the Contractor shall collect and immediately provide to PHI the following information.
1.  What happened?
2.  Who and how many people were injured or became ill?
3.  What treatment was administered?
4.  What was the nature and seriousness of the injury / illness?
5.  Where did the incident occur?
6.  When did the incident occur (date, time of day)?
7.  Were there any witnesses?
8.  Whether a governmental agent appeared at the work site in connection with the Incident.

f. Incident Investigation – If directed by PHI, the Contractor shall conduct an investigation that will identify contributing factors relating to the Incident and the corrective actions that will be taken to prevent recurrence.  Such investigation shall be completed within the time period required.  The results of the investigation shall be described in a report prepared by the Contractor and provided to PHI.  The Contractor may use its internal incident reporting forms, however, PHI reserves the right to require reports be submitted in a form acceptable to it after discussion with the Contractor.

PHI Service CompanyCONFIDENTIAL

PHI SERVICE COMPANY
COMVERGE TERMS AND CONDITIONS
FOR DIRECT LOAN CONTROL SOLUTION
ATTACHMENT B

CONTRACT CHANGE AUTHORIZATION FORM

Please Print Clearly and Fill Form Out Completely

Change Order No.: _________________________________________________________________________

Master Bid Specification Rider No.:  _________________________                                                                         Work Site: _____________________

Purchase Order No.:   ___________________________________________________________________________________

From:    ______________________________________________________________________________________________
                 (Contractor)
To:       ________________________________________________________________________________________________
                 (Owner)
Work referred to above shall be changed as follows [Describe change completely, including any price and schedule and change or impact on Work]:

___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________

Attach any new or revised drawings or specifications and indicate whether there are any such attachments. __________ Yes there are attachments________No attachments

OWNER By: Name: Title: Date:	CONTRACTOR By: Name: Title: Date:

PHI SERVICE COMPANY
COMVERGE TERMS AND CONDITIONS
FOR DIRECT LOAN CONTROL SOLUTION
ATTACHMENT C

LIST OF APPROVED HAZARDOUS WASTE DISPOSAL SITES

PHI SERVICE COMPANY
COMVERGE TERMS AND CONDITIONS
FOR DIRECT LOAN CONTROL SOLUTION
ATTACHMENT F

Cardinal Safety Rule Policy

10.2 Signature Document

An authorized signature on this page indicates acceptance of this Statement of Work.

Statement of Work for Services

Each of us agrees that the complete agreement between us about this transaction consists of this Statement of Work and its Appendices as specified herein.

Agreed to:                                Agreed to:

PHI Service Company               Comverge, Inc.

Washington, DC                 East Hanover, NJ

                       /s/ Frank A. Magnotti
By:   /s/ Dennis R. Wraase

Authorized Signature:              Authorized Signature:

     Dennis R. Wraase                                      Frank A. Magnotti

Name (type or print):              Name (type or print):

Chairman & CEO, PHI                                                      President, Clean Energy Solutions
Title:                   Title:

January 21, 2009                                          January 16, 2009
Date:                   Date:

PHI Service CompanyCONFIDENTIAL

10.3	Pricing

***